UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
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Kansas City Southern
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427 West 12th Street
Kansas City, Missouri 64105

KANSAS CITY SOUTHERN

NOTICE AND PROXY STATEMENT
for
Special Meeting of Stockholders
to be held
October 7, 2008

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, or vote by telephone or through the Internet as described on the proxy card.

We commenced mailing of the Notice, Proxy Statement
and the enclosed proxy card
on or about September 5, 2008.

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

September 5, 2008

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of Kansas City Southern (the “Company”), at the Company headquarters at 427 West 12th Street, Kansas City, Missouri, at 10:00 a.m., Central Time, on Tuesday, October 7, 2008. The purpose of this meeting is described in the accompanying Notice of Special Meeting and Proxy Statement.

We urge you to read these proxy materials and to participate in the Special Meeting either in person or by proxy. Whether or not you plan to attend the meeting in person, please sign and return promptly the accompanying proxy card, in the envelope provided, to ensure that your shares will be represented. Alternatively, you may cast your votes by telephone or through the Internet as described on the proxy card.

Sincerely,

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

The Special Meeting of Stockholders of Kansas City Southern (the “Company”) will be held at the Company headquarters at 427 West 12th Street, Kansas City, Missouri, at 10:00 a.m., Central Time, on Tuesday, October 7, 2008. Stockholders will consider and vote on the approval of the Kansas City Southern 2008 Stock Option and Performance Award Plan.

Only stockholders of record at the close of business on August 13, 2008 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

By Order of the Board of Directors,

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

The date of this Notice is September 5, 2008.

Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. Alternatively, you may cast your votes by telephone or through the Internet as described on the proxy card. You may revoke your proxy and vote your shares in person in accordance with the procedures described in this Notice and Proxy Statement. Please also indicate on your proxy card whether you plan to attend the Special Meeting.

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

PROXY STATEMENT

INFORMATION ABOUT THE SPECIAL MEETING

Why were you sent this Proxy Statement?

On or about September 5, 2008, we began mailing this Proxy Statement to our stockholders of record on August 13, 2008 (the “Record Date”) in connection with our Board of Directors’ solicitation of proxies for use at a Special Meeting of Stockholders and any adjournment thereof (the “Special Meeting”). We will hold the Special Meeting at the headquarters of Kansas City Southern (“KCS”) at 427 West 12th Street, Kansas City, Missouri, on Tuesday, October 7, 2008, at 10:00 a.m., Central Time. The Notice of Special Meeting of Stockholders, and a proxy card with voting instructions accompany this Proxy Statement.

We will pay for the Special Meeting, including the cost of mailing the proxy materials and any supplemental materials requested to be mailed by stockholders. Directors, officers and employees of KCS may, either in person, by telephone or otherwise, solicit proxy cards. They have not been specifically engaged for that purpose, however, nor will they be compensated for their efforts. We have engaged Morrow & Co., Inc. to assist in the solicitation of proxies and provide related informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. We will pay these fees and expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our shares for their expenses in forwarding this Proxy Statement, and other soliciting materials to the beneficial owners.

Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward this Notice and Proxy Statement to the beneficial owners of our stock held of record by them. Upon request, we will reimburse them for their reasonable expenses in mailing these materials to beneficial owners of our stock.

Who may attend the Special Meeting?

Only KCS stockholders or their proxies and guests of KCS may attend the Special Meeting. Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Special Meeting may request reasonable assistance or accommodation from us by contacting the office of the Corporate Secretary at our principal executive offices, (816) 983-1237. If written requests are made to the Corporate Secretary of KCS, they should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or by express delivery to 427 West 12th Street, Kansas City, Missouri 64105). To provide us sufficient time to arrange for reasonable assistance, please submit all requests by September 30, 2008.

What matters will be considered at the Special Meeting?

At the Special Meeting, stockholders will consider and vote upon the approval of the Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”). Stockholders do not have dissenters’ rights of appraisal in connection with this proposal. The proposal has been made by the Board of Directors and the Board of Directors unanimously recommends you vote “for” the approval of the 2008 Plan. The Board of Directors knows of no other matters that will be presented or voted on at the Special Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on October 7, 2008.

The Proxy Statement is available at www.edocumentview.com/ksu.

For the date, time, location, information about attending the Special Meeting, an identification of the matter to be voted upon at the Special Meeting, and the recommendations of the Board of Directors regarding that matter, please see “Information About the Special Meeting.” For information on how to vote in person or by proxy at the Special Meeting, please see “Voting.”

VOTING

Who may vote at the Special Meeting?

Only the holders of our common stock, par value $0.01 per share (the “Common Stock”), and our 4% Noncumulative Preferred Stock, par value $25.00 per share (the “4% Preferred Stock”), of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. On the Record Date, we had outstanding 242,170 shares of 4% Preferred Stock and 91,215,743 shares of Common Stock for a total of 91,457,913 shares eligible to vote at the Special Meeting.

How many votes does each Voting Share have?

The Common Stock and the 4% Preferred Stock (collectively, the “Voting Stock”) constitute our only voting securities and will vote together as a single class on the matter to be considered at the Special Meeting. Each holder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on that matter.

How can you vote by proxy?

You can vote by proxy in three ways, each of which is valid under Delaware law:

•	By Internet: Access our Internet voting site at www.envisionreports.com/ksu and follow the instructions on the screen, prior to 5:00 a.m., Central Time, on October 7, 2008 (October 3, 2008 for participants in certain employee benefit plans discussed below).

•	By Telephone: Using a touch-tone telephone, call toll-free at 1-800-652-VOTE (8683) and follow the voice instructions, prior to 5:00 a.m., Central Time, on October 7, 2008 (October 3, 2008 for participants in certain employee benefit plans discussed below).

•	By Mail: Mark, sign, date and return the enclosed proxy card so it is received before the Special Meeting.

How do we decide whether our stockholders have approved the proposals?

Stockholders owning at least a majority of the shares of Voting Stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Special Meeting. The shares of a stockholder who is present and entitled to vote at the Special Meeting, either in person or by proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes the shares. Abstentions and broker non-votes (defined below) are counted as present and entitled to vote for purposes of determining a quorum.

The affirmative vote of a majority of the shares of Voting Stock present at the Special Meeting in person or by proxy and entitled to vote on the subject matter, provided a quorum is present, is required for the adoption of the proposal.

Voting ceases when the chairman of the Special Meeting closes the polls. The votes are counted and certified by three inspectors appointed by the Board of Directors in advance of the Special Meeting. In determining whether a majority of shares have been affirmatively voted for a particular proposal, the affirmative votes for the proposal are measured against the votes against the proposal, including any abstentions from voting on the proposal. You may abstain from voting on any proposal. Abstentions from voting are not considered as votes affirmatively cast. Abstaining will, therefore, have the effect of a vote against a proposal.

What if you hold shares in a brokerage account?

The Voting Stock is traded on the New York Stock Exchange, Inc. (the “NYSE”). Under the rules of the NYSE, member stockbrokers who hold shares of Voting Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Special Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.

A “broker non-vote” occurs when a broker holding shares of Voting Stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). For quorum purposes, broker non-votes are counted as present and entitled to vote at the Special Meeting. However, a broker non-vote will not be considered present and entitled to vote on non-discretionary items for voting purposes, and, thus, broker non-votes have no effect on the outcome of the vote.

How are your shares voted if you submit a proxy?

If you return a properly executed proxy card or properly vote via the Internet or telephone, you are appointing the Proxy Committee to vote your shares of Voting Stock covered by the proxy. The Proxy Committee consists of the three directors of KCS whose names are listed on the proxy card. If you wish to name someone other than the Proxy Committee as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of another person. In that case, it will be necessary for you to sign the proxy card and deliver it to the person so named and for that person to be present and vote at the Special Meeting. Proxy cards so marked should not be mailed directly to us.

The Proxy Committee will vote the shares of Voting Stock covered by a proxy in accordance with the instructions given by the stockholder(s) executing the proxy or authorizing the proxy and voting via the Internet or telephone. If a properly executed, or authorized, and unrevoked proxy does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote the shares FOR the approval of the Kansas City Southern 2008 Stock Option and Performance Award Plan.

Can you revoke your proxy or voting instruction card?

At any time before the polls for the Special Meeting are closed, if you hold Voting Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior electronic or telephonic vote, or (b) with a later-dated, properly executed and delivered proxy, or (c) a written revocation delivered to our Corporate Secretary. If you hold Voting Stock in a brokerage account, you must contact the broker and comply with the broker’s procedures if you want to revoke or change the instructions previously given to the broker. Participants in certain employee benefit plans, as discussed below, must contact the plan trustee and comply with its procedures if they wish to revoke or change their voting instructions. Attendance at the Special Meeting will not have the effect of revoking your properly executed or authorized proxy unless you deliver a written revocation to our Corporate Secretary before your proxy is voted.

How do participants in our Employee Stock Ownership Plan, 401(k) and Profit Sharing Plan, and Union 401(k) Plan vote?

If you participate in our employee stock ownership plan (“ESOP”), 401(k) and Profit Sharing Plan (“401(k) Plan”), or union 401(k) plan (“Union Plan”), you must complete a specific voting instruction card (or vote by Internet or telephone as described on that card) instructing the trustee of the ESOP, 401(k) Plan or Union Plan how to vote the shares of Common Stock held on your behalf. The trustee is required under the trust agreements to vote the shares in accordance with the instructions given on the voting instruction card.1 If a voting instruction card is not returned by a participant, the trustee must vote those shares, as well as any unallocated shares, in the same proportions as the shares for which voting instructions were received from plan participants. Voting instructions by Internet or telephone must be given by 5:00 a.m., Central Time, on October 3, 2008. Unless you give voting instructions by Internet or telephone, the voting instruction card should be returned in the envelope provided to Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5068. The voting instruction card should not be returned to us. ESOP participants, 401(k) Plan participants, and Union Plan participants who wish to revoke their voting instructions must contact the trustee and follow its procedures.

Are the votes of participants in the ESOP, 401(k) Plan, and Union Plan confidential?

Under the terms of the ESOP, 401(k) Plan, and Union Plan, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants’ free exercise of their voting rights.

1 Voting instructions may also be given by Internet or telephone by participants in the ESOP, the 401(k) Plan, and the Union Plan. The accompanying voting instruction card relating to such plans contains the Internet address and toll-free number.

BENEFICIAL OWNERSHIP

The following table contains information concerning the beneficial ownership of our Common Stock as of the Record Date by:

•	Beneficial owners of more than five percent of our Common Stock that have publicly disclosed their ownership in filings with the SEC;

•	The members of our Board of Directors;

•	Our Chief Executive Officer, our Chief Financial Officer and the other executive officers for whom information is provided in the Management Compensation Tables in this Proxy Statement (we call these persons the “Named Executive Officers”); and

•	All current executive officers and directors as a group.

We are not aware of any beneficial owner of more than five percent of the 4% Preferred Stock. None of our directors or executive officers owns any shares of 4% Preferred Stock or 5.125% Cumulative Convertible Perpetual Preferred Stock, Series D (“Series D Preferred Stock”). No officer or director of KCS owns any equity securities of any subsidiary of KCS. Holders of our Series D Preferred Stock do not have voting rights except under certain limited circumstances or as otherwise from time to time required by law, and do not currently have the right to vote at the Special Meeting. Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have sole power to vote and dispose of their shares. We are not aware of any arrangement which would at a subsequent date result in a change in control of KCS.

Name and Address	Common Stock(1)		Percent of Class(1)

Bank of America Corporation	6,572,120	(2)	7.21%
Neuberger Berman, Inc.	6,736,094	(3)	7.38%
Daniel W. Avramovich	5,435	(4)	[*]
Former Executive Vice President of Sales and Marketing
Henry R. Davis	12,192	(5)	[*]
Director
Robert J. Druten	48,604	(6)	[*]
Director
Terrence P. Dunn	23,692	(7)	[*]
Director
Michael R. Haverty	2,527,602	(8)	2.74%
Chairman of the Board and Chief Executive Officer
James R. Jones	115,072	(9)	[*]
Director
Thomas A. McDonnell	647,499	(10)	[*]
Director
Patrick J. Ottensmeyer	55,300	(11)	[*]
Executive Vice President and Chief Financial Officer
Karen L. Pletz	47,192	(12)	[*]
Director
Arthur L. Shoener	10,535	(13)	[*]
Former President and Chief Operating Officer
Rodney E. Slater	17,192	(14)	[*]
Director
William J. Wochner	164,528	(15)	[*]
Senior Vice President and Chief Legal Officer
All Directors and Executive Officers as a Group (18 Persons)	4,300,388	(16)	4.64%

*	Less than one percent of the outstanding shares.

(1)	This column includes Common Stock, including restricted shares, beneficially owned by officers, directors and beneficial owners of more than five percent of our Common Stock. In accordance with SEC rules, this column also includes shares that may be acquired upon the exercise of options or other convertible securities that are exercisable or convertible on the Record Date, or will become exercisable or convertible within 60 days of that date, which are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other convertible securities held by that person that are exercisable or convertible on the Record Date, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. Except as noted, the holders have sole voting and dispositive power over the shares. The list of our executive officers as of December 31, 2007 is included in our annual report on Form 10-K for the year ended December 31, 2007. See the last page of this Proxy Statement for instructions on how to obtain a copy of the Form 10-K.

(2)	The address of Bank of America Corporation. (“BOA”) is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina, 28255. BOA has shared voting and dispositive power for 6,572,120 shares of our Common Stock beneficially owned by one or more affiliates of BOA, including NB Holding Corporation (2,383,870 shares or 2.61%); Bank of America, NA (951,396 shares or 1.04%); United States Trust Company, NA (1,477,216 shares or 1.62%); BAC North America Holding Company, LaSalle Bank Corporation, LaSalle Bank, N.A. (2,175 shares or less than 1%); Banc of America Securities Holding Corp. Banc of America Securities LLC (50,807 shares or less than 1%); Columbia Management Group, LLC, Columbia Management Advisors, LLC (699,217 shares or less than 1%); and Banc of America Investment Advisors, Inc. (230,895 or less than 1%). NMS Services, Inc. and NMS Service (Cayman) Inc., affiliates of BOA, beneficially own 4,198,172 shares, or 5.17%, of our Common Stock issuable upon conversion of approximately 125,945 shares of our Series D Preferred Stock. Such Common Stock is not currently outstanding and the Series D Preferred Stock has no voting rights at the Special Meeting. This information is based on Amendment No. 1 to BOA’s Schedule 13G filed on February 7, 2008.

(3)	The address of Neuberger Berman, Inc. (“Neuberger”) is 605 Third Avenue, New York, New York 10158. Neuberger, a registered investment adviser, has shared voting and investment power for a portion of the shares with Neuberger Berman, LLC and Neuberger Berman Management, Inc, which serve as sub-adviser and investment manager, respectively, of Neuberger’s various mutual funds. Neuberger owns 100% of Neuberger Berman, LLC and Neuberger Berman Management Inc. and is affiliated with Lehman Brothers Asset Management LLC, whose holdings are aggregated with Neuberger’s. The shares are owned by advisory clients of Neuberger and its affiliates, and Neuberger has reported that it and its affiliates do not have an economic interest in the shares. This information is based on Amendment No. 3 to Schedule 13G filed by Neuberger, Neuberger Berman, LLC and Neuberger Berman Management Inc., acting together as a group, on August 8, 2008.

(4)	As of April 2, 2008, the date Mr. Avramovich filed the final Form 4 reporting his ownership of KCS Common Stock, Mr. Avramovich’s beneficial ownership included 5,435 shares directly owned by him.

(5)	Mr. Davis’s beneficial ownership includes 12,192 restricted shares.

(6)	Mr. Druten’s beneficial ownership includes 2,192 restricted shares and 20,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(7)	Mr. Dunn’s beneficial ownership includes 21,500 shares held in a revocable trust for which he is the trustee with sole voting and dispositive power, and 2,192 restricted shares.

(8)	Mr. Haverty’s beneficial ownership includes 164,778 restricted shares, 1,099,160 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 29,733 shares allocated to his account in the ESOP, 11,033 shares allocated to his account in the 401(k) Plan, and 306,134 shares held by his spouse. As previously reported, in 2006, Mr. Haverty entered into a prepaid variable forward transaction which obligates him to deliver 350,000 shares or an equivalent amount of cash, at his election, in December 2009. Mr. Haverty pledged 350,000 shares to secure his obligations under that arrangement.

(9)	Ambassador Jones’s beneficial ownership includes 2,192 restricted shares, and 77,500 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(10)	Mr. McDonnell’s beneficial ownership includes 2,192 restricted shares, 40,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 65,307 shares held in a trust for which he is the trustee with sole voting and dispositive power, 500,000 shares held by a subsidiary of DST Systems, Inc. for which Mr. McDonnell disclaims beneficial ownership and 40,000 shares held by a charitable foundation for which Mr. McDonnell disclaims beneficial ownership.

(11)	Mr. Ottensmeyer’s beneficial ownership includes 54,875 restricted shares and 249 shares allocated to his account in the 401(k) Plan.

(12)	Ms. Pletz’s beneficial ownership includes 2,192 restricted shares, and 30,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(13)	As of June 9, 2008, the date Mr. Shoener filed the final Form 4 reporting his ownership of KCS Common Stock, Mr. Shoener’s beneficial ownership included 5,435 shares directly owned by him and 3,164 shares allocated to his account in the 401(k) Plan.

(14)	Secretary Slater’s beneficial ownership includes 2,192 restricted shares.

(15)	Mr. Wochner’s beneficial ownership includes 37,368 restricted shares, 17,161 shares allocated to account in the ESOP, and 24,940 share that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(16)	The number includes 596,565 restricted shares, 1,553,663 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 935,941 shares otherwise held indirectly and it excludes shares and options beneficially owned by Daniel Avramovich and Arthur Shoener who are no longer employed by KCS. A director, Mr. McDonnell, disclaims beneficial ownership of 540,000 of the total shares listed.

PROPOSAL 1 — APPROVAL OF THE KANSAS CITY SOUTHERN 2008 STOCK OPTION AND
PERFORMANCE AWARD PLAN

On June 24, 2008, the Compensation and Organization Committee of the Board of Directors (the “Compensation Committee”) recommended that the Board of Directors approve and adopt the Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”), subject to shareholder approval. On July 1, 2008, the Executive Committee of the Board of Directors (the “Executive Committee”), acting on behalf of the Board of Directors, approved and adopted the 2008 Plan, subject to shareholder approval and subject to any revisions deemed necessary or reasonable by the officers of KCS to address comments and recommendations of advisory services who may be consulted by KCS.

To facilitate the shareholder approval process of the 2008 Plan, set forth below is information regarding the shares of our common stock that could be issued under the Kansas City Southern 1991 Amended and Restated Stock Option and Performance Award Plan (the “1991 Plan”) as of June 30, 2008. The total number of shares of our common stock outstanding as of June 30, 2008, was 83,484,329.

•	The number of shares of our common stock to be issued upon exercise of outstanding options under the 1991 Plan as of June 30, 2008, was 2,277,442.

•	The weighted average exercise price of all outstanding options under the 1991 Plan as of June 30, 2008, was $9.52.

•	The weighted average remaining term for all outstanding options under the 1991 Plan as of June 30, 2008, was 3.23 years.

•	The total number of unvested full value awards (which for this purpose includes restricted shares and performance shares) outstanding under the 1991 Plan as of June 30, 2008, was 1,327,005.

•	KCS will grant no further awards under the 1991 Plan.

Summary of the 2008 Plan

The principal provisions of the 2008 Plan are summarized below. This summary is not a complete description of all of the 2008 Plan’s provisions, and is qualified in its entirety by reference to the 2008 Plan which is attached to this Proxy Statement as Appendix A. Capitalized terms in this summary not defined in this Proxy Statement have the meanings set forth in the 2008 Plan.

Purpose.  The 2008 Plan is intended to allow employees, directors and consultants of KCS and its Affiliates to acquire or increase their ownership of KCS Common Stock, thereby strengthening their commitment to the success of KCS and stimulating their efforts on behalf of KCS, and to assist KCS and its Affiliates in attracting new employees, directors and consultants and retaining existing ones. The 2008 Plan also is intended to optimize the profitability and growth of KCS through incentives that are consistent with KCS’s goals, to provide an incentive for excellence in individual performance, and to promote teamwork.

Administration.  The 2008 Plan will be administered by a committee appointed by the Board (the “Plan Committee”), which will consist of the full Board for purposes of Awards to non-employee directors. Subject to the express provisions of the 2008 Plan, the Plan Committee has the authority to: (i) determine when, to whom, and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award (including Awards granted in conjunction with other Awards); (ii) determine the amount, if any, that a Grantee shall pay for Restricted Shares, and the terms related thereto; (iii) determine the terms and conditions of all Award Agreements and amend any Award Agreement at any time, with the consent of the Grantee under certain circumstances; (iv) cancel, with the consent of the Grantee, outstanding Awards and grant new Awards in substitution therefor; (v) accelerate the ability to exercise, and to accelerate or waive any or all of the terms and conditions applicable to, any Awards; (vi) make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the 2008 Plan or to comply with applicable local law; and (vii) impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Plan Committee deems appropriate. The Plan Committee is authorized to construe and interpret the

2008 Plan, to establish, amend and rescind any rules relating to the 2008 Plan and to make all other determinations which may be necessary or advisable for the administration of the 2008 Plan.

Additionally, if the Plan Committee determines that an adjustment of the 2008 Plan or outstanding Awards is necessary to prevent enlargement or dilution of the intended benefits under the 2008 Plan following any change affecting the Shares by reason of any dividend or other distribution to stockholders (whether in cash, Shares, other securities or other property), stock split, reverse stock split, recapitalization, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off, or combination involving KCS or repurchase or exchange of Shares or other rights to purchase Shares or other securities of KCS, or other similar corporate transaction, the Plan Committee will, in such manner as it deems equitable, adjust any or all of (i) the number or type of Shares (or other securities or properties) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award. Except in connection with circumstances described above, the Plan Committee does not have the authority to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for other Options or SARs with a lower exercise price.

All determinations on all matters relating to the 2008 Plan or any Award Agreement may be made in the sole and absolute discretion of the Plan Committee, and all such determinations of the Plan Committee shall be final, conclusive and binding. No member of the Plan Committee is liable for any action or determination made with respect to the 2008 Plan or any Award thereunder.

Eligibility.  All directors and employees of and consultants to KCS and its Affiliates will be eligible to receive Awards under the 2008 Plan. As of the date of this Proxy Statement, approximately 6,703 such employees and 7 Non-Management Directors are eligible to participate in the 2008 Plan. KCS uses consultants from time to time, but cannot reasonably determine the number of consultants, if any, that would be eligible to participate in the 2008 Plan.

Power to Amend the 2008 Plan.  Subject to the terms of the 2008 Plan, the Board may alter, amend, suspend or terminate the 2008 Plan in whole or in part at any time without the approval of the stockholders of KCS; provided, however, any amendment or alteration shall be subject to the approval of the stockholders of KCS if the Board determines to submit such amendment or alteration to stockholders for approval, or where such approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares are then listed. The Board may delegate to the Plan Committee any or all of the authority of the Board to alter, amend, suspend or terminate the 2008 Plan.

Number of Shares.  Subject to adjustment as described above, the aggregate number of Shares authorized for issuance under the 2008 Plan is 2,300,000. The total number of Shares for which Awards may be granted to any Grantee in any calendar year shall not exceed 2,000,000. Any Shares subject to an Award that are forfeited or are otherwise not delivered due to the termination of the Award are again available for grant under the 2008 Plan. Any Shares that are retained or delivered to pay an exercise price or withholding are not again available for grant under the 2008 Plan.

Types of Awards.  The 2008 Plan permits the grant of any or all of the following types of Awards to employees, directors and consultants of KCS and its Affiliates: (i) Options (including non-qualified options and Incentive Stock Options); (ii) Restricted Shares and Restricted Share Units; (iii) Bonus Shares; (iv) Stock Appreciation Rights (“SARs”); (v) Limited Stock Appreciation Rights (“LSARs”); (vi) Performance Units (payable in cash or Shares) and Performance Shares (“Performance Awards”); (vii) Deferred Stock; (viii) Dividend Equivalents; and (ix) Other Stock-Based Awards.

Stock Options.  The exercise price per Share purchasable under any Option will be determined by the Plan Committee, but cannot be less than 100% of the Fair Market Value of a Share on the date the Option is granted. The Plan Committee shall determine the term of each Option (subject to a maximum of 10 years) and the time or times when it may be exercised. The grant and the terms of ISOs shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code. In no event may an ISO be granted under the 2008 Plan on or after the date

10 years following the earlier of (i) the date the 2008 Plan was adopted and (ii) the date the 2008 Plan was approved by KCS stockholders. Options may be exercised following notice to KCS by payment of the exercise price: (i) in cash, personal check or wire transfer; (ii) in certain instances, in Shares (including, at the discretion of the Plan Committee, Restricted Shares) with a Fair Market Value equal to the exercise price of the Option; or (iii) pursuant to a “cashless exercise” through a broker-dealer under an arrangement approved by the Plan Committee.

Restricted Shares and Restricted Share Units.  Restricted Shares may not be disposed of by the Grantee until certain restrictions established by the Plan Committee lapse or certain conditions established by the Plan Committee are satisfied. Restricted Share Units will be payable in Shares after conditions established by the Plan Committee are satisfied or after restrictions established by the Plan Committee lapse. The Plan Committee may impose such conditions and/or restrictions on any Restricted Shares or Restricted share Units as it may deem advisable, including restrictions based upon the achievement of specific performance goals (company-wide, divisional, departmental, affiliate and/or individual), time-based restrictions on vesting, and/or restrictions under applicable securities laws. The Plan Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, which shall be (except with respect to Restricted Shares that are treasury shares) at least $.01 per Restricted Share or such other amount required by law. The Grantee shall have, with respect to Restricted Shares, all of the rights of a stockholder of KCS, including the right to vote the Shares and the right to receive any distributions, unless the Plan Committee shall otherwise determine. Restricted Shares and Restricted Share Units are subject to forfeiture if the conditions specified in the applicable Award Agreement are not satisfied.

Bonus Shares.  Bonus Shares can be awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of KCS or otherwise) or as an incentive to become an employee, director or consultant of KCS or an Affiliate.

Stock Appreciation Rights/Limited Stock Appreciation Rights.  An SAR may be granted freestanding or in tandem with the grant of Options. Upon exercise of an SAR, the holder thereof is entitled to receive the excess of the Fair Market Value of the Shares for which the SAR is exercised over the Fair Market Value of the Shares on the Grant Date (or such higher strike price as specified in the Award Agreement), payable in cash or, at the discretion of the Plan Committee, in Shares with a Fair Market Value equal to such excess. The SAR strike price (which, in the case of freestanding SARs, shall not be less than 100% of the Fair Market Value of the Shares on the Grant Date and, in the case of tandem SARs, will equal the Option Price of the related Options) and other provisions of the SAR shall be determined by the Plan Committee (except that the term of an SAR may not exceed 10 years). An LSAR is an SAR that automatically is exercised upon a Change of Control (defined below).

Performance Awards.  From time to time, the Plan Committee may select a period during which one or more performance criteria designated by the Plan Committee are measured for the purpose of determining the extent to which a Performance Award has been earned. Performance Awards may be in the form of Performance Shares (with an initial value equal to the Fair Market Value of a Share on the date of grant), or Performance Units (with an initial cash value established by the Plan Committee at the time of grant). Performance Awards may be paid in cash or in Shares, or a combination thereof. Grantees of Performance Awards are not required to provide consideration other than the rendering of services and any minimum exercise price required by applicable law.

The performance measure or measures to be used for purposes of Performance Awards shall be chosen from among the following:

(a) Earnings (either in the aggregate or on a per-share basis);

(b) Net income (before or after taxes);

(c) Operating income;

(d) Cash flow;

(e) Return measures (including return on assets, equity or sales);

(f) Earnings before or after either, or any combination of, taxes, interest or depreciation and amortization;

(g) Gross revenues;

(h) Share price (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time);

(i) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(j) Net economic value;

(k) Market share;

(l) Operating profit;

(m) Costs;

(n) Operating and maintenance cost management and employee productivity;

(o) Stockholder returns (including return on assets, investments, equity, or gross sales);

(p) Economic value added;

(q) Aggregate product unit and pricing targets;

(r) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

(s) Achievement of business or operational goals such as market share and/or business development;

(t) Results of customer satisfaction surveys;

(u) Safety record;

(v) Network and service reliability;

(w) Debt ratings, debt leverage and debt service; and

(x) Operating ratio.

Any of these performance measures may be applied, as determined by the Plan Committee, on the basis of KCS as a whole, or in respect of any one or more Affiliates, departments or divisions of KCS or any part of an Affiliate, department or division of KCS that is specified by the Plan Committee. The Plan Committee may adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based exception from the tax deductibility limitations of Internal Revenue Code Section 162(m) (the “Performance-Based Exception”) may not be adjusted upward without the approval of KCS stockholders. The Plan Committee may adjust such Awards downward.

The Plan Committee may propose for stockholder vote and approval changes in the general performance measures set forth above. In the event that applicable tax and/or securities laws change to permit Plan Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Plan Committee will have the sole discretion to make such changes without obtaining stockholder approval.

Deferred Stock, Dividend Equivalents and Other Stock-Based Awards.  Deferred Stock can be awarded to a Grantee without cost and without restrictions as an incentive. Dividend Equivalents may be granted alone or in conjunction with other Awards. The Committee is authorized to grant such other Awards that are payable in, or valued by reference to, or otherwise related to, Shares, if determined by the Committee to be consistent with the purposes of the Plan.

Change of Control.  Unless otherwise defined in an Award Agreement, a Change of Control is deemed to occur if: (i) a majority of the Board is replaced during any 12-month period with directors whose appointment or election was not endorsed by directors constituting a majority of the Board immediately prior to such appointment or election; (ii) an acquisition by a person or group during a 12-month period of KCS Common Stock possessing 30% or more of the total voting power of all outstanding KCS Common Stock; (iii) any person or group has acquired stock that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or (iv) an acquisition by a person or group during a 12-month period of more than 40% of the total gross fair market value of assets of the Company. In the event of a Change of Control of the Company, or a Grantee’s Termination of Affiliation on account of a Change of Control, Awards may automatically become fully vested or fully exercisable.

Elective Share Withholding.  A Grantee may, subject to certain conditions, elect to have KCS withhold a portion of the Shares that would otherwise be issued to the Grantee under an Award to satisfy the Grantee’s income tax liabilities related to the Award.

Other.  The 2008 Plan will terminate upon the earlier of (i) October 14, 2018, or (ii) the date all Shares of KCS Common Stock subject to the Plan have been acquired and restrictions on all Restricted Stock have lapsed, unless earlier terminated by the Plan Committee or the Board. Awards, and any rights under an Award, may not be transferred other than by will or by the law of descent and distribution or, with the consent of the Plan Committee, to members of a Grantee’s immediate family and related trusts, partnerships and other entities with respect to which the Grantee or such family members are owners or beneficiaries. The extent to which the Grantee will receive the benefits of an Award following Termination of Affiliation will be determined in accordance with the provisions of the 2008 Plan and the Award Agreement, which benefits may extend beyond the date of Termination of Affiliation. The Plan Committee may permit or require a Grantee to defer receipt of payment or delivery of Shares upon the exercise or vesting of an Award.

Federal Income Tax Consequences.  The following is a brief summary of the federal income tax consequences to Grantees and KCS of certain Awards granted under the 2008 Plan. This summary is based on the federal income tax laws in effect as of the date of this Proxy Statement and could be affected by future changes in the tax laws. This summary is not intended to be complete and does not address, among other things, state, local or foreign tax consequences. This summary is not intended to constitute tax advice.

The grant of an Option will have no immediate tax consequences for the Grantee. In general, the Grantee will have no taxable income upon the exercise of an ISO or upon the disposition of Shares acquired upon the exercise of an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply). Upon exercising a non-qualified option, the Grantee will recognize ordinary income in an amount equal to the difference between the Fair Market Value of the Shares acquired on the date of exercise and the Option exercise price.

A Grantee who receives an Award of Restricted Shares without payment by the Grantee for the Restricted Shares will recognize ordinary income equal to the fair market value of the Restricted Shares at the time they become vested or non-forfeitable, whichever occurs first, whether or not the Grantee actually receives the Shares at that time. The Grantee may be allowed to make an election under section 83(b) of the Code within 30 days of the Grant Date to recognize ordinary income on the fair market value of the Restricted Shares on the Grant Date instead of upon vesting or forfeiture.

A Grantee who receives an Award of Restricted Share Units, Performance Shares or Performance Units will recognize ordinary income at the time payment is made equal to the amount of cash, or the Fair Market Value of Shares, paid. If the Plan Committee, pursuant to authority given to it under the 2008 Plan, establishes a deferral policy for payment and the Grantee makes a valid deferral election, then the Grantee’s recognition of ordinary income will be deferred until payment is made pursuant to the election.

KCS generally is entitled to a tax deduction in the same year as the Grantee recognizes ordinary income equal to the amount of income recognized by the Grantee. Section 162(m) of the Code limits to $1,000,000 per person the amount KCS may deduct for compensation paid to its most highly compensated officers in any year unless certain requirements are satisfied. Compensation received through the exercise of an Option and compensation received through the award of Performance Shares or Performance Units generally will not be subject to the $1,000,000 limit if the Awards qualify as performance-based compensation. KCS intends that such Awards under the 2008 Plan will qualify as performance-based compensation such that the Company will receive its full deduction. KCS will be limited to the $1,000,000 deduction limit under the Plan with respect to Restricted Share Awards and Restricted Share Unit Awards that have time-based vesting provisions.

To the extent that Section 409A of the Code is applicable, KCS intends to administer the 2008 Plan and any Awards granted under the 2008 Plan in a manner consistent with the requirements of Section 409A and applicable regulations. All Awards under the Plan are intended either (i) to be exempt from Section 409A or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.

Required Vote and Board of Directors’ Recommendation

In the absence of instructions to the contrary, votes will be cast FOR the approval of the 2008 Plan. A majority of the shares present and voting at the Special Meeting must be cast in favor of the adoption of the 2008 Plan in order for the proposal to be adopted.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR”
THE APPROVAL OF THE KANSAS CITY SOUTHERN 2008 STOCK OPTION
AND PERFORMANCE AWARD PLAN.

THE COMPENSATION COMMITTEE

The Compensation Committee consists of four Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Compensation Committee are Secretary Slater (Chairman), Ms. Pletz, Mr. Dunn and Mr. Davis.

Compensation Committee Processes and Procedures

Executive Compensation Practices

The Compensation Committee follows the processes and procedures established in its charter with respect to the determination of executive compensation.

The Compensation Committee has sole authority to set the compensation of our CEO, to set the compensation of the members of senior management of the Company and its subsidiaries based on recommendations from the CEO and outside compensation consultants, and to recommend for Board approval the compensation provided to our Non-Management Directors. The Compensation Committee does not share this authority with, or delegate this authority to, any other person. The Compensation Committee recommends each component of Non-Management Director compensation to our Board. The Compensation Committee assists the Board in fulfilling its responsibility to maximize long-term stockholder value by ensuring that officers, directors and employees are compensated in accordance with our compensation philosophy, objectives and policies; competitive practice; and the requirements of applicable laws, rules and regulations.

In fulfilling its responsibilities, the Compensation Committee has direct access to our officers and employees and consults with our CEO, our CFO, our personnel officers and other members of senior management as the Chairman of the Committee deems necessary. The Compensation Committee may retain at the Company’s expense a compensation consultant, which is selected, engaged and instructed by the Compensation Committee, to advise the Compensation Committee on executive compensation practices and trends. The Compensation Committee engaged Towers Perrin, an independent compensation consultant, to advise the Compensation Committee on its executive compensation policies and to assist the Compensation Committee in making executive compensation decisions in 2006 and 2007.

The Compensation Committee reviews executive officer compensation on an annual basis. For each review, the Compensation Committee may consider, and decide the weight it will give to, the following factors:

•	competition in the market for executive employees;

•	executive compensation provided by peer group companies selected by the Compensation Committee with the assistance of Towers Perrin;

•	executive officer performance;

•	our financial performance and compensation expenses;

•	the accounting impact of executive compensation decisions;

•	company and individual tax issues;

•	executive officer retention;

•	executive officer health and welfare;

•	executive officer retirement planning;

•	executive officer responsibilities; and

•	executive officer risk of termination without cause.

NYSE listing standards require the Compensation Committee, in determining the long-term incentive component of our CEO’s compensation, to consider:

•	company performance and relative stockholder return;

•	value of similar incentive awards to chief executive officers at comparable companies; and

•	awards given to our CEO in past years.

The Compensation Committee may request that management recommend compensation package components, discuss hiring and retention concerns and personnel requirements, and provide information with respect to such matters as executive, Company and business unit performance; market analysis; benefit plan terms and conditions; financial, accounting and tax considerations; legal requirements; and value of outstanding awards. The Compensation Committee may rely on our CEO and other executives for these purposes.

The Compensation Committee develops the criteria for evaluating the performance of our CEO and privately reviews his performance against these criteria on at least an annual basis. The CEO periodically discusses the performance of other executive officers with the Compensation Committee. The Compensation Committee may review human resources and business unit records. The Compensation Committee may discuss with the Audit Committee the executive officers’ compliance with our Code of Ethics.

Non-Management Director Compensation Practices

The Compensation Committee recommends each component of Non-Management Director compensation to the Board. The Committee seeks to recommend competitive compensation packages that include both short-term cash and long-term stock components. The Board of Directors does not delegate its authority for determining Non-Management Director compensation to any other person.

In recommending Non-Management Director compensation, the Compensation Committee may consider, and determine the weight it will give to, any combination of the following:

•	market competition for directors;

•	securities law and NYSE independence, expertise and qualification requirements;

•	director compensation provided by peer group companies selected by the Compensation Committee with the assistance of Towers Perrin;

•	directors’ duties and responsibilities; and

•	director retention.

Compensation Committee Interlocks and Insider Participation

During 2007:

•	no member of the Compensation Committee was an officer or employee of KCS or was formerly an officer of KCS;

•	no member of the Compensation Committee had any material relationship with KCS other than service on the Board and Board committees and the receipt of compensation for that service, except as described below in “Insider Disclosures — Certain Relationships and Related Transactions;”

•	no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; and

•	no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, if the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of KCS.

NON-MANAGEMENT DIRECTOR COMPENSATION

This section describes the compensation paid to our Non-Management Directors. Michael R. Haverty, our Chairman and CEO, serves on our Board of Directors but is not paid any compensation for his service on the Board. His compensation is described in the Summary Compensation Table included in this Proxy Statement.

Director Fees

Non-Management Director Compensation Program

On February 28, 2008, the Board of Directors approved a revised Non-Management Director compensation program (the “Non-Management Director Compensation Program”) recommended to it by the Compensation Committee. Under this revised program, which became effective May 1, 2008, each Non-Management Director receives the following compensation for his or her service as a member of the Board:

Annual Retainers for Board and Committee Membership

Type	Amount

Annual Board retainer	$50,000
Presiding Director additional retainer	$15,000
Audit Committee Chair	$10,000
Compensation Committee Chair	$7,000
Executive Committee Chair	$7,000
Finance Committee Chair	$7,000
Nominating Committee Chair	$7,000
Audit Committee Membership	$5,000

Fees per Meeting Attended

Type	Amount

Board (in person)	$4,000
Board (by telephone)	$3,000
Committee (in person)	$2,000
Committee (by telephone)	$1,500

In addition, under the Non-Management Director Compensation Program, each Non-Management Director was to be awarded a grant of restricted Common Stock on the date of each annual meeting. This grant was for a number of shares equal to $90,000 in value based on the average closing price of the Company’s stock for the 30 days prior to the grant date. Under the Non-Management Director Compensation Program, newly appointed directors do not receive a special award of restricted Common Stock upon joining the Board. Each Non-Management Director was awarded 2,192 shares of restricted Common Stock on the date of the 2008 annual meeting of stockholders. If the 2008 Plan is approved by the stockholders, each Non-Management Director will be awarded a grant of Restricted Shares (as defined in the 2008 Plan) under the 2008 Plan as determined by the Board of Directors at the time of the award.

Non-Management Director Stock Awards

Restricted shares awarded to Non-Management Directors vest upon the earlier of (a) one year from the date of grant or (b) the day prior to the next annual meeting of stockholders. The restricted shares that have not vested are forfeited if there is a termination of affiliation for any reason other than death, disability or change in control of KCS. The restricted shares vest automatically upon termination of affiliation due to death, disability or change in control of KCS. If the 2008 Plan is approved by the stockholders, the Non-Management Directors may be granted awards under the 2008 Plan, as determined by the Board of Directors.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for Non-Management Directors. These guidelines provide that each Non-Management Director is required to beneficially own at least 20,000 shares of our Common Stock within eight years from the later of May 4, 2005 or the date on which the Non-Management Director first joined the Board. Restricted stock granted to a Non-Management Director will count toward this requirement. The permitted period for compliance with our stock ownership guidelines was extended from five years to eight years in connection with the adoption of the Non-Management Director Compensation Program, which to date has resulted in fewer shares being awarded annually to our Non-Management Directors.

Non-Management Director Expense Reimbursement

In addition to compensating the Non-Management Directors as discussed above, we also reimburse the Non-Management Directors for their expenses in attending Board and Committee meetings.

Directors’ Deferred Fee Plan

Non-Management Directors are permitted to defer receipt of directors’ fees under an unfunded Directors’ Deferred Fee Plan (which we refer to as the “Deferred Fee Plan”) adopted by the Board of Directors. Earnings for time periods prior to June 1, 2002 accrue interest on deferred fees from the date the fees are credited to the director’s account, and on the earnings on deferred fees from the date the earnings are credited to the account. The rate of earnings is determined annually and is one percentage point less than the prime rate in effect at Chemical Bank on the last day of each calendar year. A director may request that the rate of earnings be determined pursuant to a formula based on the performance of certain mutual funds advised by Janus Capital Management LLC; however, the plan administrator is not obligated to follow such request and may at its sole discretion continue to determine earnings by reference to the prime rate of Chemical Bank. Earnings on the amount credited to a director’s account as of May 31, 2002, earnings on deferred fees and earnings credited to the director’s account on and after June 1, 2002 are determined by the hypothetical “investment” of deferred fees based on the director’s election among investment options designated by us from time to time for the Deferred Fee Plan. An underlying investment rate determined from time to time by the Board (currently the rate on U.S. Treasury securities with a maturity of 10 years plus one percentage point, adjusted annually on July 1) is used to credit with interest any part of a director’s account for which a mutual fund has not been designated as the hypothetical “investment.” A director’s account value will be paid after the director ceases to be a director of KCS. Amounts deferred, including related earnings, will be paid either in installments or a lump sum, as elected by the director. Distributions under the Deferred Fee Plan are allowed prior to cessation as a director in certain instances as approved by the Board. The Board may designate a plan administrator, but in the absence of such designation, the Corporate Secretary of KCS will administer the Deferred Fee Plan.

The following table shows the balance in each Non-Management Director’s account in the Deferred Fee Plan as of December 31, 2007.

Deferred Fee
Plan Account Balance
Name	as of 12/31/07

A. Edward Allinson*	$0
Robert J. Druten	$0
Terrence P. Dunn	$0
James R. Jones	$55,775
Thomas A. McDonnell	$0
Karen L. Pletz	$0
Rodney E. Slater	$0

*	Mr. Allinson retired from our Board on the date of our 2007 annual meeting of stockholders. Accordingly, the balance of his Deferred Fee Plan Account was paid to Mr. Allinson in a lump sum cash distribution in July 2007.

2007 Compensation

The following table shows the compensation paid to our Non-Management Directors in 2007.

DIRECTOR COMPENSATION

	Fees
	Earned
	or Paid		Stock		All Other
	in Cash		Awards	Option Awards	Compensation	Total
Name	($)		($) (1)	($) (2)	($) (3)	($)

A. Edward Allinson*	$27,500		$45,717	$0	$1,287,582	$1,360,799
Robert J. Druten	$77,500		$173,317	$0	$30,470	$281,287
Terrence P. Dunn	$24,000		$382,800	$0	$30,193	$436,993
James R. Jones	$39,000	(4)	$173,317	$0	$24,100	$236,417
Thomas A. McDonnell	$94,000		$173,317	$0	$30,470	$297,787
Karen L. Pletz	$77,000		$173,317	$0	$470	$250,787
Rodney E. Slater	$61,500		$173,317	$0	$290	$235,107

*	Mr. Allinson retired from our Board on the date of our 2007 annual meeting of stockholders.

(1)	This column represents the dollar amount recognized for financial reporting purposes with respect to the 2007 fiscal year for the fair value of restricted shares granted in 2007 as well as prior fiscal years. The grant date fair value was computed in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Fair value is calculated using the average trading price of our Common Stock on the date of grant. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named directors. The restricted shares were awarded under our 1991 Plan. Each Non-Management Director received a grant of 5,000 restricted shares of Common Stock on the date of the 2007 annual meeting of Stockholders. Mr. Dunn also received an initial grant of 10,000 restricted shares on the date of the 2007 annual meeting of stockholders for his election to the Board. Please see “Note 9. Share-Based Compensation — Nonvested Stock” in the “Notes to the Consolidated Financial Statements” in the Company’s Form 10-K for the fiscal year ended December 31, 2007 for the assumptions made in the valuation of these awards.

As of December 31, 2007, each Non-Management Director held the number of unvested restricted shares of Common Stock listed in the table below:

	Number of Unvested
	Restricted Shares	Fair Value at Grant
Name	at 12/31/07	Date (5/3/2007)

A. Edward Allinson*	0	$0
Robert J. Druten	5,000	$191,400
Terrence P. Dunn	15,000	$574,200
James R. Jones	5,000	$191,400
Thomas A. McDonnell	5,000	$191,400
Karen L. Pletz	5,000	$191,400
Rodney E. Slater	5,000	$191,400

*	Mr. Allinson retired from our Board on the date of our 2007 annual meeting of stockholders

(2)	No options were granted to any Non-Management Director in or for 2007. Certain Non-Management Directors have unexercised stock options granted prior to January 2007 when Non-Management Director compensation included stock options as opposed to restricted stock grants. As of December 31, 2007, each of Mr. Allinson and Ambassador Jones also had unexercised options to purchase 12,000 shares of the common stock of Janus Capital Group, Inc. (“Janus”), which were initially granted as options to purchase common stock in Stilwell in exchange for KCS non-qualified stock options issued as compensation and subsequently converted to options to purchase Janus common stock in connection with the 2003 merger of Janus into

Stilwell. Further information regarding the Janus transaction is set forth under “Compensation Discussion and Analysis — Option Exercises and Stock Vested — Options Granted in Connection with the Stilwell Spin-off” below.

As of December 31, 2007, each Non-Management Director held the options listed in the table below:

	Number of		Number of
	Exercisable Options		Unexercisable
Name	at 12/31/07		Options at 12/31/07

A. Edward Allinson*	79,000	(a)	0
Robert J. Druten	20,000		0
Terrence P. Dunn	0		0
James R. Jones(a)	79,000	(a)	0
Thomas A. McDonnell	40,000		0
Karen L. Pletz	30,000		0
Rodney E. Slater	0		0

*	Mr. Allinson retired from our Board on the date of our 2007 annual meeting of stockholders.

(a)	Does not include 12,000 options for the purchase of Janus common stock that were outstanding at December 31, 2007.

(3)	All Other Compensation for the Non-Management Directors consists of:

	Group Term
	Life	AD&D	Charitable Matching
Name	Premiums	Premiums	Gifts(a)	Other	Total

A. Edward Allinson*	$450	$8	$30,000	$1,257,124	$1,287,582
Robert J. Druten	$450	$20	$30,000	$0	$30,470
Terrence P. Dunn	$180	$13	$30,000	$0	$30,193
James R. Jones	$1,080	$20	$23,000	$0	$24,100
Thomas A. McDonnell	$450	$20	$30,000	$0	$30,470
Karen L. Pletz	$450	$20	$0	$0	$470
Rodney E. Slater	$270	$20	$0	$0	$290

*	“Other” for Mr. Allinson consists of $1,257,124 paid to Mr. Allinson in respect of his Deferred Fee Plan account as a result of his retirement from our Board on the date of our 2007 annual meeting of stockholders.

(a)	We provide a two-for-one Company match of eligible charitable contributions made by our Non-Management Directors. The maximum amount of contributions we will match in any calendar year for any director is $15,000. Of this $15,000 maximum, only half may be contributed to one organization.

(4)	Does not include consulting fees paid to Manatt Jones Global Strategies, as described in “Insider Disclosures — Certain Relationships and Related Transactions.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has received and discussed with management the disclosures contained in “Compensation Discussion and Analysis” in this Proxy Statement. Based on that review and analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee

Rodney E. Slater, Chairman
Karen L. Pletz
Terrence P. Dunn
Henry R. Davis

This Compensation Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. The Compensation Committee is comprised solely of Non-Management Directors, all of whom meet the independence requirements of the NYSE.

The creation of stockholder value is the most important responsibility of our Board of Directors and executive officers. With our acquisition of the controlling interest in KCSM on April 1, 2005, we now own and operate a coordinated end-to-end railway linking vital commercial and industrial centers in the United States and Mexico. We believe we are well-positioned to operate a rapidly growing, highly profitable, long-haul, cross-border railway network. To achieve this goal, our executives will be required to execute consistently, efficiently, and well. Our Compensation Committee believes our compensation practices and programs are appropriately designed to incent our executives to meet this goal and to hold them accountable for our performance, with the ultimate objective of promoting long-term stockholder value and enhancing the strength and leadership position of our Company in the North American surface transportation industry.

Except where otherwise noted, all references to “Named Executive Officers” refers to the Named Executive Officers for whom compensation information was presented in our definitive proxy statement for the 2008 annual meetings of stockholders, including Daniel W. Avramovich, our former Executive Vice President of Sales and Marketing, and Arthur L. Shoener, our former President and Chief Operating Officer.

Role of Compensation Consultant

For assistance in fulfilling its responsibilities, the Compensation Committee retained Towers Perrin, an independent compensation consulting firm, to review and independently assess various aspects of our compensation programs, and to advise the Compensation Committee in making its executive compensation decisions in 2006 and 2007. Towers Perrin is engaged by and reports directly to the Compensation Committee. Towers Perrin’s role in 2007 was to provide market data, including market trend data, to the Compensation Committee, to advise the Compensation Committee regarding the Company’s executive compensation relative to the market data, and to make recommendations to the Compensation Committee regarding compensation structure and components. The Compensation Committee may or may not adopt Towers Perrin’s recommendations. Typically, the Compensation Committee considers internal factors, such as individual performance and Company strategy, and then adopts a version of Towers Perrin’s recommendations, modified to reflect its own analysis of the foregoing internal factors.

Specifically, in 2007, Towers Perrin:

•	analyzed the competitiveness of compensation provided to KCS’ Non-Management Directors;

•	analyzed the competitiveness of compensation provided to KCS’ executives;

•	assisted with developing a peer group of companies to facilitate benchmarking and appropriate comparisons (as detailed below);

•	assisted with finalizing the 2007-2009 long-term incentive program and grant guidelines;

•	estimated the compensation cost of a change in control;

•	provided detail regarding current executive compensation trends;

•	reviewed and provided comments to the Compensation Discussion and Analysis included in our definitive proxy statement for the 2008 annual meetings of stockholders;

•	assisted with developing the compensation and other tables included in the 2007 Compensation Discussion and Analysis;

•	reviewed and provided feedback to the Company’s response to comment letters received from the SEC concerning the 2006 Compensation Discussion and Analysis; and

•	assisted with determining appropriate compensation for newly hired and promoted executives.

Among other things, in 2007, Towers Perrin assisted the Compensation Committee in identifying the primary competitive market for the purpose of enabling the Compensation Committee to perform a benchmarking analysis of our executives’ base salaries, annual incentive compensation, and long-term incentive compensation. In connection with this analysis and prior benchmarking analyses, we have defined our primary competitive market as transportation and mature, capital-intensive companies with annual revenues of less than $3 billion that participate in Towers Perrin’s Executive Compensation Database. In 2007, this group was comprised of the following companies, all of which had revenues in 2007 between $700 million and $3 billion:

• Alexander & Baldwin Inc.	• Ferrellgas Partners	• Milacron
• A.O. Smith	• Fleetwood Enterprises	• Mine Safety Appliances
• American Greetings	• GATX Corp.	• Monaco Coach
• Arctic Cat Inc.	• Great Plains Energy	• MSC Industrial Direct Co. Inc.
• Brady	• Greif Bros	• NorthWestern Energy
• Callaway Golf	• Hayes Lemmerz	• Plum Creek Timber Co
• Carpenter Technology Corp.	• Herman Miller	• Revlon Inc
• Chesapeake Corp.	• Hexel	• Springs Global USA
• CLARCOR Inc.	• HNI	• Thomas & Betts
• Comair	• IDACORP	• Toro
• Constar International Inc.	• IDEX Corporation	• Tower Automotive
• Cooper Tire & Rubber	• Kaman Corp.	• Tupperware
• Dollar Thrifty Automotive Group	• Kennametal	• UniSource Energy
• Donaldson Co Inc.	• La-Z-Boy	• Valmont Industries, Inc.
• Dresser-Rand Group Inc.	• Lousiana-Pacific Corp.	• Warnaco
• El Paso Electric	• Martin Marietta Materials	• Winnebago Industries

Philosophy

The Compensation Committee has adopted an executive compensation philosophy consisting of the following elements:

Market competitive positioning

•	Base salary — On average, we seek to pay executives a base salary that is at about the market 50th percentile, subject to incumbent-specific and internal equity/value considerations.

•	Target incentive award opportunities — Due to the impact of our acquisition of KCSM in 2005 on our consolidated revenues and income, we transitioned our executives’ target annual and long-term incentive award opportunities to approximate market median practices by 2007, and have basically achieved that objective.

Role of incentive compensation

•	Annual Incentives — The purpose of our annual cash incentive awards is to motivate and reward the achievement of predetermined goals. In 2007, annual incentive program awards for Named Executive Officers were based on the achievement of predetermined Company performance goals, department performance goals, and individual performance goals, but for 2008 will be awarded based only on achievement of Company performance measures.

•	Long-Term Incentives — Our long-term incentives are designed to encourage executive retention, align the interests of our executives with those of our stockholders, facilitate executive stock ownership and reward the achievement of long-term financial goals.

The Compensation Committee believes our executive compensation philosophy will achieve the following objectives:

•	Facilitate the attraction and retention of highly-qualified executives;

•	Motivate our executives to achieve our operating and strategic goals;

•	Align our executives’ interests with those of our stockholders by rewarding the creation of stockholder value; and

•	Deliver executive compensation in a responsible and cost-effective manner.

Elements Of Compensation

The primary elements of our executive officer compensation package are described below.

Compensation Element	Purpose	Characteristic

Base Salary	To provide a fixed element of pay for an individual’s primary duties and responsibilities.	Base salaries are reviewed annually and are set based on competitiveness versus the external market, and internal equity considerations.

Annual Incentive	To encourage and reward the achievement of specified financial goals.	Performance-based cash award opportunity; amount earned is based on actual results relative to pre-determined goals. Target incentive award payouts are set at approximately the market 50th percentile.

Restricted Stock	To align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention.	Service-based long-term incentive opportunity; award value depends on share price.

Performance Stock	To reward performance related to achievement of pre-determined financial goals, to align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention.	Performance shares are earned on a pro rata basis, conditioned upon achievement of predetermined one-, two- and three-year performance goals. The earned performance share awards will not vest or be delivered until the end of the three-year program period. Award value depends on share price.

Stock Options	To facilitate the attraction and stockholder alignment of new hires and promoted executives.	Performance based long-term incentive opportunity; amounts realized are dependent upon share price appreciation.

Perquisites	To provide, on a conservative basis, perquisites typically provided at companies against which KCS competes for executive talent.	KCS pays for country club initiation fees (but not membership dues), an annual physical exam (provided through KCS’s medical plan), financial planning services and other limited perquisites as described below.

Compensation Element	Purpose	Characteristic

Benefits	To provide for basic life and disability insurance, medical coverage, and retirement income.	KCS matches employee 401(k) contributions (100% match up to 5% of compensation up to the statutory limit) and also pays premiums for medical, disability, AD&D, and group life insurance. Additionally, KCS provides all employees with the opportunity to annually purchase a specified number of shares of KCS Common Stock at a discount, subject to Board of Director approval. For executives, KCS has an “Executive Plan” that provides a benefit equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan.

Details regarding these elements, as well as other components and considerations of our executive compensation strategy, are set forth below.

Compensation Determination and Implementation

The Compensation Committee may use tally sheets, benchmark analyses by a peer group of companies selected by the Compensation Committee with the assistance of Towers Perrin, wealth accumulation analyses, internal pay equity analyses and other tools in setting the compensation of senior management. The Compensation Committee has used in the past, and may use in the future (with respect to the currently Named Executive Officers and those who become Named Executive Officers in the future), tally sheets to obtain an estimated value of such Named Executive Officers’ overall compensation packages; assess the appropriateness of each of the pay components provided to the Named Executive Officers; understand the relative magnitude of all components of total compensation provided to these executives; and assess the appropriateness of overall compensation paid to each Named Executive Officer. Tally sheets were not prepared by Towers Perrin or utilized by the Compensation Committee in 2007. The Compensation Committee uses executive compensation analyses prepared by Towers Perrin to confirm that the compensation packages for our Named Executive Officers are in line with the compensation philosophy adopted by the Compensation Committee.

Pay packages for the top executives are recommended by our CEO to the Compensation Committee early each year. The CEO and the Compensation Committee consider competitive market data on salaries, target annual incentives and long-term incentives, as well as internal equity and each executive’s individual responsibility, salary grade, experience, and overall performance. The analysis of these factors is qualitative in nature, and the Compensation Committee does not give any specific weighting to any of these factors. The Compensation Committee reserves the right to materially change compensation for situations such as a material change in an executive’s responsibilities. The amount of compensation realized or potentially realizable by our executives does not directly impact the level at which future pay opportunities are set or the programs in which they participate.

The targeted total direct compensation levels for our executives are, generally, at the 50th percentile of observed market practices as determined by compensation surveys. Please see the “Compensation Committee Review of our Executive Compensation Program” for disclosure regarding where actual payments fall within targeted compensation levels.

A one-time award of restricted stock and performance stock intended to cover a three-year period was issued to the Named Executive Officers under the Company’s long-term incentive program in January 2007 (see “Long-Term Incentives” for a more detailed discussion of this program).

Special one-time equity awards, generally in the form of stock options and/or restricted stock, are granted to newly-hired executives and executives receiving promotions. The number of awards granted to newly-hired or promoted executives are recommended by management and set by the Compensation Committee based on consideration of the competitive market and on similar factors used in determining awards to existing management. In addition, each newly hired and promoted executive receives a pro rata grant of restricted stock and performance stock under the Company’s long-term incentive program (see “Long-Term Incentives” for a more detailed discussion of this program).

We do not time stock option grants or other equity awards to our executives with the release of material non-public information.

Base Salary

Named Executive Officers are paid a base salary to provide a basic level of regular income for services rendered during the year. The Compensation Committee, based on recommendations from the CEO, determines the level of base salaries and annual adjustments, if any, for the Named Executive Officers and other senior executives for whom the Compensation Committee has responsibility. Although the Company generally targets the 50th percentile of the primary comparative market in setting base salary levels, actual executive salaries may vary from the targeted 50th percentile positioning as the Compensation Committee considers each Named Executive Officer’s level of responsibility, experience, our performance, and internal equity considerations, as well as whether a Named Executive Officer’s individual performance was strong or weak, in considering the salary adjustment recommendations. The Compensation Committee exercises subjective judgment and varies the weightings of these factors with respect to each Named Executive Officer.

In 2007, Towers Perrin recommended a salary adjustment budget increase of four percent over 2007 salaries for our United States management employees, including the Named Executive Officers, based on market data in our benchmark group. The CEO recommended salary adjustments for the Named Executive Officers up to this rate based on his subjective evaluation of each Named Executive Officer’s performance, responsibility, salary grade and tenure with the Company. In accordance with the Company’s philosophy of providing compensation at approximately the market median, the Compensation Committee approved such increases, with specific adjustments based on the recommendations of the CEO and its review and analysis of his performance evaluations of each of the Named Executive Officers.

Annual Incentive Awards

The Compensation Committee utilized an annual cash incentive program (the “AIP”) for 2007, with Named Executive Officer payment amounts based on achievement of Company-wide financial goals, department performance goals and individual performance goals in order to link a substantial portion of each Named Executive’s compensation to performance. In order for there to be any payout under the AIP in 2007, our consolidated operating ratio was required to be 79.9% or lower, our consolidated cash flows, after taking into account certain adjustments pursuant to the terms of the 2007 AIP model, were required to be $50 million or higher and our cash flows in the United States and Mexico, after taking into account certain adjustments pursuant to the terms of the 2007 AIP model, were required to be positive. For the year ended December 31, 2007, our consolidated operating ratio was 79.2% and our consolidated cash flows, after taking into account certain adjustments described below pursuant to the terms of the 2007 AIP model, were $83.1 million. Our individual U.S. and Mexico cash flows, after taking into account certain adjustments pursuant to the terms of the 2007 AIP model, were positive. The adjustments to U.S. and Mexico cash flows were related to the following: (i) certain intercompany transactions; (ii) the allocation of interest expense from the United States entities to the Mexico entities for debt issued by the United States entities to fund the acquisition of our Mexico entities; (iii) cash capital expenditures for our consolidated subsidiary, Meridian Speedway, LLC, which were funded by cash contributions by our partner in the venture; (iv) the cash payment for our settlement with Grupo TMM, which was originally expected to be paid in

Common Stock of the Company; and (v) cash spent by our Mexico subsidiary to purchase locomotives that were originally planned to be leased.

The 2007 AIP model contained three performance goals: (i) Company financial performance goals (50% weighting); (ii) department performance goals (20% weighting); and (iii) individual performance goals (30% weighting). Each executive was assigned incentive targets at the threshold, target and maximum incentive performance levels that were a percentage of the executive’s 2007 base salary. The percentage assigned for each performance level depends on the executive’s salary grade and, in keeping consistent with the Compensation Committee’s compensation philosophy, are set such that the target payment amount would approximate the market 50th percentile amount for comparable executive positions in the Company’s benchmark group. The threshold, target and maximum dollar amounts that could have been earned under our 2007 AIP are set forth in the column captioned “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” in the Grants of Plan-Based Awards table below.

Company Financial Performance Targets.  The weighting of the Company financial goals under the 2007 AIP was split equally between our consolidated operating income for the year ending December 31, 2007, and our consolidated operating ratio for the year ended December 31, 2007. Following are the 2007 Company financial performance targets for each of these metrics, as well as the percentage payout of the executive’s total incentive target for these metrics:

			Percentage Payout
	Consolidated	Consolidated	of Total Incentive
Performance Level	Operating Income	Operating Ratio	Target

Threshold	$338 million	79.9%	50%
Target	$369 million	79.5%	100%
Maximum	$400 million	78.5%	200%

For the year ending December 31, 2007, our consolidated operating income was $362 million and our consolidated operating ratio was 79.2%.

Department Performance Goals.  For our Named Executive Officers, the weighting of the department goals was split equally among the following three sub-categories that were measured in determining 2007 AIP payouts:

•	We were required to meet specific United States and Mexico operating ratios;

•	Our marketing department was required to meet its department revenue and corporate financial goals; and

•	Each department was required to meet its budget and corporate financial goals.

The Compensation Committee has determined that disclosure of the specific goals for each of these items could cause the Company competitive harm as it would give our competitors insight into the operational performance of our operating subsidiaries and internal expense controls. Competitors could use this information to price their competitive rail services in such a manner as to make our services less attractive to mutual customers. The specific targets were set at a level that would be difficult for management to achieve without effectively leading the operations of the Company in a manner that would result in the Company achieving target financial performance. The objective departmental performance goals were all quantitative in nature, allowing the Compensation Committee to objectively determine whether, and to what extent, such goals were met.

Individual Performance Goals.  The 2007 AIP model required the Named Executive Officers to meet individual safety, financial, strategic project, quality of service/customer service and leadership performance goals. The Compensation Committee recognized the following achievements with respect to our Named Executive Officers in approving the satisfaction of these goals:

•	Safety: In 2007, our United States employee lost work days were reduced 32% over the prior year. Overall, our United States grade crossing collisions were reduced 23% in 2007 over the prior year, and we experienced the fewest grade collisions in the United States over a decade. We have been consistently recognized for our employee safety record by the E.H. Harriman Memorial Awards Institute. Our 2007 safety performance resulted in us receiving the distinguished honor of a Gold Harriman Award in May 2008, which signifies that we had the best safety performance among our peer group of companies in 2007. In

Mexico, we reduced our grade crossing accidents by approximately 20% in 2007 over 2006. In addition, our reportable injuries in Mexico decreased by approximately 22% in 2007 over 2006.

•	Financial: In 2007, we achieved, collectively, over 100% of our AIP financial performance targets. In addition, we achieved record annual revenues of $1.74 billion, a 5% increase over 2006; record operating income of $362.4 million, a 19.1% increase over 2006; a consolidated operating ratio of 79.2% as compared to 81.7% in 2006; and diluted earnings per share for 2007 of $1.57, which was a 45% improvement over 2006.

•	Strategic Projects: Following the approval of the 2007 AIP model, our CEO determined based on his leadership experience that the most important individual performance measure of our Named Executive Officers was the commencement and substantial progress during 2007 on three strategic projects described below:

•	Begin preparation for the construction of the Victoria, Texas to Rosenberg, Texas rail line;

•	Begin construction of support facilities at the Port of Lázaro Cárdenas, Mexico; and

•	Begin the selection process of development partners in preparation for the construction of our planned intermodal terminal facility near Mexico City, Mexico, to be called “MegaMEX.”

Our CEO tasked each of the Named Executive Officers with leading their respective business units in taking the steps necessary to commence and substantially progress on these strategic projects in 2007. In addition, he required that this element of individual performance be given a 50% weighting. The Compensation Committee agreed that these strategic projects were key to the Company meeting its long-term financial performance goals and concurred with the recommendation of the CEO. Based on a summary of the project status from the CEO and consideration of the completion of certain specific tasks achieved during 2007 with respect to these strategic projects, the Compensation Committee determined that it was satisfied that each project had been commenced and that sufficient progress with respect to each project was attained in 2007 for purposes of satisfying this element of the 2007 AIP individual performance goals for the Named Executive Officers.

•	Quality of Service and Customer Service: The Compensation Committee recognized our continuing goal to consistently improve our customer service. Our customer retention level exceeds 90%. During 2007, due in part to the quality of our customer service, we generated new business with existing and new customers valued at approximately $100 million, which will come on line over the next couple of years.

We continue to expand and strengthen our relationship with short line railroads in meeting many of our customers’ freight railroad needs. A 2007 UBS Securities Investment Research survey of short line railroads indicates that our overall performance and interaction with these short line railroads has improved in recent years. In particular, the short line railroads have expressed a significant increase in satisfaction with the quality of our sales and marketing team — the same team that interacts directly with our customers. Given the relationship between many of our customers and the short line railroads who serve these customers for us, it is important to us that we continually improve the quality of our relationships with the short line railroads.

Also in 2007, we sought to simplify the ability of our customers to interact with us through the introduction of a variety of enhancements to our “My KCS” customer webpage on our internet site, www.kcsouthern.com. These enhancements included a tool that allows customers to track and trace their shipments, including shipments that are being moved by other carriers on the shipping route. We encourage our customers to interact with us through this webpage as we believe it allows customer transactions to be processed more quickly through the elimination of the need to re-enter data received from a customer by facsimile or telephone call. Further, accuracy of the entry of customer data is increased through the elimination of the need to re-enter data submitted by a customer via facsimile or telephone.

•	Leadership: As demonstrated by our improvements in safety, our financial performance, the progress on our important strategic projects and our continuous improvement in customer service, the Compensation Committee determined that our Named Executive Officers provided strong leadership to the Company in 2007. Further, the Compensation Committee noted that the leadership of our Named Executive Officers has been publicly recognized by multiple invitations received by our Named Executive Officers to speak at public forums as industry experts, which has resulted in a raised awareness of and interest in us and our performance.

2007 AIP Payments.  The Compensation Committee determined that based on the Company’s achievement of its financial performance targets in 2007, the substantial achievement of the department goals discussed above, and the determination that the Named Executive Officers had effectively satisfied the individual performance goals, which determination took into account both qualitative and quantitative factors, the Named Executive Officers were eligible to receive the 2007 AIP payment amounts that are set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

If our financial results are restated after the payment of incentive awards to executives, the Compensation Committee will review any repayment actions to be taken on a case-by-case basis.

Each year, the Compensation Committee will determine whether an annual cash incentive program will be adopted for that year and will establish participation, award opportunities and corresponding performance measures and goals, considering general market practices and its own subjective assessment of the effectiveness of such program in meeting its goals of motivating and rewarding the Company’s executives. See “2008 Annual Incentive Plan” for a discussion of the AIP model adopted for 2008.

Long-Term Incentives

1991 Amended and Restated Stock Option and Performance Award Plan (the “1991 Plan”).  The purpose of the 1991 Plan is to allow employees, directors and consultants of KCS and its subsidiaries to acquire or increase equity ownership in the Company. The 1991 Plan provides for the award of stock options (including incentive stock options), restricted shares, bonus shares, stock appreciation rights (“SARs”), limited stock appreciation rights (“LSARs”), performance units and/or performance shares to officers, directors and employees. Awards under the 1991 Plan are made in the discretion of the Compensation Committee, which is empowered to determine the terms and conditions of each award. Specific awards may be granted singly or in combination with other awards. The stock options and restricted share awards described in the Non-Management Director Compensation Table and Summary Compensation Table were awarded under the 1991 Plan.

The 1991 Plan will terminate on October 14, 2008 unless it is terminated sooner by the Board of Directors of KCS. The 2008 Plan is intended to replace the 1991 Plan and will become effective on October 14, 2008, subject to approval of the stockholders of KCS. No further awards will be granted under the 1991 Plan. For a description of the 2008 Plan, see the 2008 Plan Summary under the caption “Proposal 1 — Approval of Kansas City Southern 2008 Stock Option and Performance Award Plan” above.

2007-2009 Executive Long-Term Incentive Program

Prior to March 2005, we relied on stock option grants as the primary long-term incentive award vehicle for our executives. Starting with the March 2005 long-term incentive grants to executives, we adopted a strategy of awarding service-based restricted shares as our sole long-term incentive award vehicle in an effort to enhance executive retention and increase executive stock ownership. These awards vest at the completion of five years of service by the executive following the award grant.

In 2006, our Board of Directors and Compensation Committee expressed an interest in linking our long-term incentive stock awards more closely to our performance in order to provide an incentive to executives to meet or exceed our long-term performance goals. We believe that stock-based long-term incentives serve to motivate executive officers to focus their efforts on activities that will enhance stockholder value over the long term, thus aligning their interests with those of the Company’s stockholders.

Accordingly, on September 19, 2006, the Compensation Committee adopted a new Executive Long-Term Incentive Grant program (the “LTI Program”) under the 1991 Plan. On January 17, 2007, pursuant to the terms of the LTI Program, the Compensation Committee granted our executives a one-time stock grant comprised of performance shares (60% weighting) and restricted shares (40% weighting) to cover the performance period of 2007 through 2009. Performance shares may be earned yearly over the three-year period on a pro rata basis, conditioned upon achievement of predetermined one-, two- and three-year performance goals. The earned performance share awards and restricted stock awards will not vest until the end of the three-year program period. The performance metrics in the LTI Program are operating ratio (50% weighting), earnings before interest, taxes, depreciation and amortization (“EBITDA”) (25% weighting), and return on capital employed (“ROCE”) (25% weighting).

Based on the recommendation of our senior management, which based its recommendations on performance metrics contained in our long-term financial performance plan, the Compensation Committee adopted the following performance goals as the performance metrics for the 2007-2009 performance periods:

				Earned
	Operating			Percentage of
Performance Level	Ratio (50%)	EBITDA (25%)	ROCE (25%)	Incentive Target

2007
Threshold	79.99%	$500 million	7.9%	50%
Target	79.8%	$549 million	8.6%	100%
Maximum	78.5%	$649 million	10.1%	200%

2008
Threshold	Better of 2007 Operating Ratio Target (79.8%) or 2007 Actual Operating Ratio	Better of 2007 EBITDA Target ($549 million) or 2007 Actual EBITDA	Better of 2007 ROCE Target (8.6%) or 2007 Actual ROCE	0%
Target	78.5%	$649 million	10.1%	100%
Maximum	76.8%	$776 million	11.7%	200%

2009
Threshold	Better of 2008 Operating Ratio Target (78.5%) or 2008 Actual Operating Ratio	Better of 2008 EBITDA Target ($649 million) or 2008 Actual EBITDA	Better of 2008 ROCE Target (10.1%) or 2008 Actual ROCE	0%
Target	76.8%	$776 million	11.7%	100%
Maximum	75.4%	$921 million	13.4%	200%

In 2007, our operating ratio was 79.2%, our EBITDA was $533.2 million and our ROCE was 8.7%. As such, each Named Executive Officer earned 120.20% of the 2007 tranche of their performance share awards. As a result of this performance, the 2008 threshold performance goals are an operating ratio of 79.2%, EBITDA of $549.0 million and ROCE of 8.7%.

In 2008 and 2009, we must exceed the performance goals for the threshold performance level in order for our executives to earn any percentage of the second third or final third of their performance share awards, respectively. If we meet or exceed performance goals for the target or maximum performance levels in 2008 or 2009, the executives may earn 100% to 200% of the second third or final third of their performance share awards, respectively. If our actual performance is between performance levels, the percentage of the performance share awards earned by the executives will be prorated between such performance levels.

Perquisites

Minimal perquisites are provided to the Named Executive Officers. Specifically, we have historically paid and continue to pay country club initiation fees (with monthly dues paid by the executive) and provide an annual physical exam through our medical plan. In addition, all employees are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes. Also, spouses of our executives may at times travel with the executives on chartered or commercial flights to the extent the spouse’s presence is required and/or requested for a business event. Executives may also use the services of their administrative assistants for limited personal matters. Our charitable matching gift program may also be considered a perquisite.

In 2007, the Compensation Committee determined that it would be appropriate to add a financial counseling expense reimbursement program as an additional perquisite for our Named Executive Officers given the recent performance of the Company and the otherwise limited perquisites provided to the Named Executive Officers. The purpose of this program is to encourage and support financial, estate, retirement, tax and education planning by the Named Executive Officers by providing to them reimbursement for certain expenses of such planning. The maximum amount of the annual reimbursement under this program for our CEO is $8,000. The maximum amount of the annual reimbursement under this program for our other Named Executive Officers is $5,000.

The Compensation Committee believes these perquisites are conservative, but reasonable and consistent with our overall compensation program and industry practice, and better enable the Company to attract and retain high-performing employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. The Compensation Committee does not plan to materially increase the perquisites currently provided.

Benefits

We provide certain benefit programs that are designed to be competitive within the marketplace from which we recruit our employees. The majority of employee benefits provided to our Named Executive Officers are offered through broad-based plans available to our management employees generally.

KCS 401(k) and Profit Sharing Plan (the “401(k) Plan”).  Our 401(k) Plan is a qualified defined contribution plan. Eligible employees may elect to make pre-tax deferral contributions, called 401(k) contributions, to the 401(k) Plan of up to 75% of Compensation (as defined in the 401(k) Plan) (10% maximum deferred percentage for such contributions with respect to Compensation paid prior to July 1, 2002, unless the employee elects catch-up contributions in accordance with the 401(k) Plan) subject to certain limits under the Code. We will make matching contributions to the 401(k) Plan equal to 100% of a participant’s 401(k) contributions up to a maximum of 5% of a participant’s compensation. Our matching contributions for the 401(k) Plan vest over five years as follows:

•	0% for less than two years of service;

•	20% upon two years of service;

•	40% upon three years of service;

•	60% upon four years of service; and

•	100% upon five years of service.

We may, in our discretion, make special contributions on behalf of participants to satisfy certain nondiscrimination requirements imposed by the Code. These contributions are 100% vested when made.

We may also make, in our discretion, annual profit sharing contributions to the 401(k) Plan in an amount not to exceed the maximum allowable deduction for federal income tax purposes and certain limits under the Code. Only employees who have met certain standards as to hours of service are eligible to receive profit sharing contributions. No minimum contribution is required. Each eligible participant, subject to maximum allocation limitations under the Code, is allocated the same percentage of the total contribution as the participant’s Compensation bears to the total Compensation of all participants. Profit sharing contributions are 100% vested when made.

Participants may direct the investment of their accounts in the 401(k) Plan by selecting from one or more of the diversified investment funds available under the 401(k) Plan, including a fund consisting of our Common Stock.

Employee Stock Ownership Plan (“ESOP”).  The ESOP is designed to be a qualified employee stock ownership plan under the Code for purposes of investing in shares of our Common Stock and, as of January 1, 2001, a qualified stock bonus plan with respect to the remainder of the ESOP not invested in our Common Stock. Allocations of contributions and forfeitures, if any, to participant accounts in the ESOP for any plan year are based upon each participant’s proportionate share of the total eligible compensation paid during the plan year to all participants in the ESOP, subject to Code-prescribed maximum allocation limitations. For this purpose, compensation includes only compensation received during the period the individual was actually a participant in the ESOP.

Executive Plan.  In order to provide executives with competitive retirement and savings plans, we maintain a supplemental benefit plan for those executives who have an employment agreement with the Company. Our Executive Plan provides a benefit equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement (ranging from 145% to 175%) over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. Payments are generally made annually under this plan and executives may elect to receive such payments in cash or restricted stock with 5-year graded vesting.

Other Benefits.  We also pay premiums for medical, disability, AD&D and group life insurance for our employees. Additionally, we provide employees with the opportunity to purchase KCS Common Stock at a discount, subject to annual Board of Director approval. These benefits are provided to all management employees in the United States.

Pay Mix

The percentage of a Named Executive Officer’s total compensation that is comprised by each of the compensation elements is not specifically determined, but instead is a result of the targeted competitive positioning for each element (i.e., market 50th percentile for base salaries, annual incentives, and long-term incentives and below market median for perquisites and benefits). Generally, long-term incentives comprise a significant portion of a Named Executive Officer’s total compensation. This is consistent with the Compensation Committee’s desire to reward long-term performance in a way that is aligned with stockholders’ interests. In 2007, pay mix for each of the Named Executive Officers was as follows:

		Annual	Long-Term
	Base Salary	Incentive	Incentive
Named Executive Officer	(%)	(%)	(%)

Michael R. Haverty	25%	22%	53%
Patrick J. Ottensmeyer	35%	19%	46%
Arthur L. Shoener	35%	21%	44%
Daniel W. Avramovich	35%	19%	46%
William J. Wochner	41%	20%	39%

Executive Stock Ownership Guidelines

In 2006, we implemented stock ownership guidelines for our Named Executive Officers and other members of senior management. A fixed share approach is used, with the number of shares based on the salary multiples shown in the table below and a specified “constant” share price used for the divisor.

Multiple of
Salary

CEO	5
COO	4
EVPs	3
SVPs and VPs	1

The Compensation Committee will periodically review the continued appropriateness of the fixed share ownership guidelines.

Executives are given five years, commencing on the later of the date the guidelines were implemented or their start date, to meet the required share holdings. If an executive fails to timely comply with the ownership guidelines, then not less than 50% of any future annual incentives will be paid in restricted shares until compliance is achieved.

Shares that count in determining compliance with the stock ownership guidelines are shares beneficially owned by the executive, shares held by the executive in any KCS benefit plan, restricted shares at the time of grant

(even if not yet vested), performance shares when earned (even if not yet vested), and shares issued and retained on exercise of stock options.

Change in Control Benefits

Purpose.  Various compensation arrangements provide for award and account vesting and separation pay upon a change in control (see the discussion of change in control triggers below) or the occurrence of certain events after a change in control. Please see the “Potential Payments upon Termination of Employment or Change in Control” for a discussion of why the Compensation Committee believes the current levels of post-employment termination compensation and benefits are appropriate and consistent with our compensation objectives. These arrangements are designed to:

•	preserve our ability to compete for executive talent;

•	provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control; and

•	encourage an acquirer to evaluate whether to retain our executives by making it more expensive to dismiss our executives rather than its own.

Summary of Benefits.  In the event of a termination of employment by the Company without “cause” or a resignation by the executive for “good reason” (as defined below) within a three-year period after a change in control, Named Executive Officers who are currently employed receive the following benefits:

Cash Severance	• Haverty: Salary x 3 x 1.6767
(paid in a lump sum)	• Ottensmeyer: Salary x 3 x 1.75
• Wochner: Salary x 2 x 1.60

Unvested Equity Awards	• Become immediately vested

Health and Welfare Benefits
•  Medical, prescription and dental continue for 3 years at the cost of the Company. Each executive may continue (i) medical, prescription and dental coverage until age 60 and (ii) medical and prescription coverage following the attainment of age 60, each at the cost of the executive, which cost may be no more than the cost of such benefits to active or retired peer executives at the Company immediately prior to the change in control.

Excise-Tax Protection and Tax Gross-Up
•  Each Named Executive Officer is eligible to receive payment for excise taxes incurred as a result of any excess parachute payments, as well as a tax gross-up for income taxes payable as a result of the excise tax reimbursement.

• Any Named Executive Officer hired in the future will not be eligible to receive payment for excise taxes incurred as a result of any excess parachute payments or any tax gross-up as described above.

In May 2007, the Compensation Committee approved amendments to the employment agreement of Mr. Ottensmeyer to modify the change in control health and welfare benefits provision contained in his employment agreement, and to add an excise tax and tax gross-up provision to his employment agreement, in order to conform his employment agreement to the employment agreement of another executive hired at approximately the same time as Mr. Ottensmeyer. The Compensation Committee determined that as a matter of equity it was appropriate to approve these amendments in order to provide Mr. Ottensmeyer with the same benefits as the other executive hired at approximately the same time as Mr. Ottensmeyer. Going forward, the Compensation Committee has directed that no employment agreements contain the excise tax protection or the tax gross-up provision. In addition, as of December 31, 2007, the health and welfare benefits contained in the Company’s executive employment agreements had been modified to limit this benefit to three years of medical and dental coverage paid for by the Company following a change in control.

Definition of “cause” and “good reason.”  Our currently employed Named Executive Officers’ employment agreements generally define “cause” in the context of a termination of employment prior to a change in control to include:

•	breach of the executive’s employment agreement by the executive;

•	dishonesty involving the Company;

•	gross negligence or willful misconduct in the performance of his duties;

•	failure to substantially perform his duties and responsibilities, including willful failure to follow reasonable instructions of the Board, President or other officer to whom he reports;

•	breach of an express employment policy;

•	fraud or criminal activity;

•	embezzlement or misappropriation; or

•	breach of fiduciary duty to the Company.

The employment agreements generally define “cause” in the context of a termination of employment after a change in control to mean commission of a felony or a willful breach of duty, but excluding:

•	bad judgment or negligence;

•	an act or omission believed by the executive in good faith to be in or not opposed to the interest of the Company, without intent to gain a profit to which he is not entitled;

•	an act or omission with respect to which a determination could be made by the Board that the executive met the standard of conduct entitling him to indemnification by the Company; or

•	an act or omission occurring more than 12 months after the date on which any member of the Board knew or should have known about it.

The employment agreements generally define “good reason” in the context of a resignation by the executive after a change in control to include:

•	assignment to the executive of duties inconsistent with his position, authority or duties that result in a diminution or other material adverse change in his position, authority or duties;

•	a failure by the Company to comply with the change in control provisions in the agreement;

•	requiring the executive to be based more than 40 miles away from the location where he was previously employed;

•	any other material adverse change in the executive’s terms and conditions of employment; or

•	any purported termination of the executive’s employment for reasons other than as permitted in the agreement.

Triggering Events.  Our currently Named Executive Officers’ employment agreements generally provide that the following events (which we refer to as “triggering events”) constitute a “change in control”:

•	for any reason at any time less than 75% of the members of our Board shall be incumbent directors, as defined in the agreement; or

•	any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than us shall have become after September 18, 1997, according to a public announcement or filing, the “beneficial owner”

(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KCS or KCSR representing 30% (or, with respect to certain payments to be made to the Named Executive Officer under his or her employment agreement, 40%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of our or KCSR’s then outstanding voting securities; or

•	the stockholders of KCS or KCSR shall have approved a merger, consolidation or dissolution of KCS or KCSR or a sale, lease, exchange or disposition of all or substantially all of our or KCSR’s assets, if persons who were the beneficial owners of the combined voting power of our or KCSR’s voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 60% of the combined voting power of any corporation or other entity resulting from any such transaction.

Severance benefits (other than accelerated vesting of awards under the 1991 Plan) do not become due upon a mere change in control. Requiring that a termination of employment without cause or a resignation for good reason occur within a three year period after a change in control before certain compensation and benefits are available is called a “double trigger.” We believe a double trigger is in the best interest of our stockholders because it:

•	prevents a long-term grant from becoming a short-term windfall to executives upon a mere change in control;

•	encourages executives to help transition through a change in control; and

•	protects executives from termination of employment without cause or an adverse change in position following a change in control.

Severance Compensation

Each currently employed Named Executive Officer’s employment agreement provides that in the event of termination of employment without cause for any reason other than a change in control, death, disability or retirement, such Named Executive Officer will receive one year of salary at the rate in effect immediately prior to the termination of his or her employment. Additionally, Messrs. Haverty and Wochner receive reimbursement of health and life insurance costs for fifteen months and Mr. Ottensmeyer receives reimbursement of health and life insurance costs for twelve months. Executives must waive any claims against us in return for receiving these severance benefits.

Reasonableness of Severance Payments

The post-employment termination compensation and benefits described above are required under the terms of employment agreements with the Named Executive Officers who are currently employed. These benefits may be amended only with the consent of the executive and cannot be changed unilaterally. The forms of these agreements were adopted several years ago and pre-date the service of the current members of the Compensation Committee. In 2006, the Compensation Committee tasked Towers Perrin with performing a competitive analysis of these agreements. Based on the results of this analysis, which was presented to the Compensation Committee in January 2007, the Compensation Committee determined that the benefits included and amounts paid under these agreements were within competitive ranges for the Company’s peer group and were consistent with the compensation philosophy adopted by the Compensation Committee. Specifically, Towers Perrin calculated that, based on an assumed change in control transaction valued at approximately $2.79 billion (based on, among other things, our stock price and number of shares of our common stock outstanding), the aggregate after-tax cost to us for our change in control severance payments would be approximately 1.2% of the transaction value. Towers Perrin advised that the potential financial impact of change in control severance arrangements in the general marketplace was approximately 1-3% of the transaction value. Thus, the value of our change in control severance benefits is at the low end of this range and was determined to be reasonable by the Compensation Committee.

The Compensation Committee has determined it appropriate to modify two elements in future employment agreements with respect to change in control severance arrangements: (a) a revision of the health and welfare benefits provided to executives following a change in control to limit the benefit to three years of medical and dental coverage paid for by the Company and (b) the elimination of the excise tax protection and tax gross-up provisions. In addition, the Compensation Committee has limited the number of future employment agreements that may contain change in control severance provisions. These changes will result in the value of the Company’s change in control severance payments decreasing in the future as severance benefits provided to new executives joining us or being promoted into our executive ranks will have a lower cost to the Company than those provided to our current executives.

Other compensatory plans that provide benefits on retirement or termination of employment

Described below are the portions of our compensation plans in which the accounts of Named Executive Officers who are currently employed become vested as a result of (a) their retirement, death, disability or termination of employment, (b) a change in control of us, or (c) a change in the Named Executive Officer’s responsibilities following a change in control.

ESOP.  A participant with less than five years of service is not vested in the ESOP’s contributions or earnings. However, a participant becomes 100% vested upon completion of five years of service. In addition, a participant becomes 100% vested at his or her retirement at age 65, death or disability or upon a change in control (as defined in the ESOP). Distributions of benefits under the ESOP may be made in connection with a participant’s death, disability, retirement or other termination of employment. A participant in the ESOP has the right to select whether payment of his or her benefit will take the form of whole shares of our Common Stock or a combination of cash and whole shares of our Common Stock. Any remaining balance in a participant’s account will be paid in cash, except that the participant may elect to have such balance applied to provide whole shares of our Common Stock for distribution at the then fair market value. In addition to these distribution options, a participant may elect to receive a distribution in the form of whole Janus shares (to the extent Janus shares are held in the participant’s account). If no election is made, the plan provides that the payment shall be made in cash. A participant may further opt to receive payment in a lump sum or in installments.

1991 Plan.  Subject to the terms of the specific award agreements, under the 1991 Plan, the death or disability, retirement or other Termination of Affiliation (as such terms are defined in the 1991 Plan) of a grantee of an award or a change in control of KCS (as defined in the 1991 Plan) may accelerate the ability to exercise an award.

Death or Disability

Upon the death or disability of a grantee of an award under the 1991 Plan,

(i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement,

(ii) any options or stock appreciation rights (“SARs”) not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of the expiration of the option or SAR term or 12 months, and

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan or the applicable award agreement.

Retirement

Upon the retirement of a grantee of an award under the 1991 Plan,

(i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement,

(ii) any options or SARs not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of the expiration of the option or SAR term or five years from the date of retirement, and

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan or the applicable award agreement.

Termination of Affiliation

If a grantee has a Termination of Affiliation (as defined in the 1991 Plan) for any reason other than for Cause (as defined in the 1991 Plan), death, disability or retirement, then

(i) the grantee’s restricted shares, if any, to the extent forfeitable on the date of the grantee’s Termination of Affiliation, are forfeited on that date,

(ii) any unexercised options or SARs, to the extent exercisable immediately before the grantee’s Termination of Affiliation, may be exercised in whole or in part, up to the earlier of the expiration of the option or SAR term or three months after the Termination of Affiliation, and

(iii) any performance shares or performance units for which the performance period has not ended as of the Termination of Affiliation will terminate immediately upon that date.

Change in Control

Upon a change in control of us (as defined in the 1991 Plan),

(i) a grantee’s restricted shares, if any, that were forfeitable become nonforfeitable,

(ii) any options or SARs not exercisable at that time become immediately exercisable,

(iii) we will pay to the grantee, for any performance share or performance unit for which the performance period has not ended as of the date of the change in control, a cash payment based on a formula described in the 1991 Plan or the applicable award agreement, and

(iv) all LSARs (which may be granted in tandem with options awarded under the 1991 Plan) are automatically exercised upon a change in control that is not approved by our incumbent board (as such terms are defined in the 1991 Plan). Upon exercise of an LSAR, the grantee may receive a cash payment based upon the difference between the fair market value on the date of the change in control or other specified date and the per share exercise price of the related option.

2008 Plan.  The 2008 Plan, which is intended to replace the 1991 Plan upon approval of the 2008 Plan by the stockholders, will provide certain benefits upon the retirement, death, disability or termination of employment of a Named Executive Officer, a change in control of us, or a change in the Named Executive Officer’s responsibilities following a change in control. Please see the summary of the 2008 Plan under the heading “Proposal 1 — Approval of the Kansas City Southern 2008 Stock Option and Performance Award Plan” above or see the copy of the plan attached to this Proxy Statement as Appendix A for more information on these benefits.

401(k) Plan.  A participant becomes 100% vested upon retirement at age 65, death or disability or upon a change in control of us (as defined in the 401(k) Plan). Distribution of benefits under the 401(k) Plan will be made in connection with a participant’s death, disability, retirement or other termination of employment. Subject to certain restrictions, a participant may elect whether payment of his or her benefits will be in a lump sum or installments. A participant may elect to receive distributions of benefits under the 401(k) Plan in whole shares of our Common Stock, or in a combination of cash and whole shares of our Common Stock, to the extent of whole shares of our Common Stock allocated to such participant’s account. Absent such election, distributions of benefits will be made in cash.

Tax and Accounting Considerations

Section 162(m) of the Code generally limits the deduction by publicly held corporations for federal income tax purposes of compensation in excess of $1 million paid to any of the named executive officers listed in the Summary Compensation Table, unless it is “performance-based.”

Except as otherwise described in this section, the Compensation Committee intends to qualify compensation expense as deductible for federal income tax purposes.

The compensation packages of the Named Executive Officers for 2007 included base salary, annual cash incentives, and restricted and performance shares. The highest total base salary was within the $1 million limit. The annual incentive payment was determined based upon the achievement of performance measures established at the beginning of the year. The annual incentive arrangement permits the Compensation Committee to exercise discretion in the determination of the award amounts and is not intended to be a performance-based plan under Section 162(m) of the Code. The restricted shares were awarded under the provisions of the 1991 Plan. These restricted stock awards do not qualify as performance-based compensation under Section 162(m) since the vesting of the awards is time-based. The restricted shares awarded to the Named Executive Officers in 2007 have the potential to result in total compensation in excess of the $1 million limit under Section 162(m). The performance shares were awarded under the provisions of the 1991 Plan and are intended to qualify as performance based compensation under Section 162(m) since the awards are earned based on our performance.

Prior to 2005, we awarded our executives stock options under the 1991 Plan. These stock options may result in taxable compensation upon exercise. Except with respect to certain stock options granted in 2000 to Mr. Haverty as part of his executive compensation package, we believe we have taken all steps necessary, including obtaining stockholder approval, so that any compensation expense we may incur as a result of awards of stock options under the 1991 Plan, with respect to those Named Executive Officers whose total compensation might exceed the $1 million limit, qualifies as performance-based compensation for purposes of Section 162(m) so that any portion of this component of our executive compensation packages will be deductible for federal income tax purposes. Mr. Haverty has indicated that he intends to manage the exercise of his options granted in 2000 so that the number of any options he exercises in any given year will not result in his total compensation exceeding the $1 million limit of Section 162(m).

The Compensation Committee will review from time to time in the future the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Compensation Committee intends to maintain the flexibility to take actions it considers to be in the best interests of KCS and our stockholders and which may be based on considerations in addition to tax deductibility.

The Compensation Committee reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element and we realize a tax deduction upon the payment to/realization by the executive.

The Compensation Committee intends to complete its review of our executive employment agreements and benefit plans in 2008 in accordance with the final regulations adopted under Section 409A of the Code (“Section 409A”) and to make any changes it considers necessary to comply with Section 409A and such regulations, to the extent such changes are agreeable to the executives and do not adversely affect the Company.

Compensation Committee Review of our Executive Compensation Program

In 2007, at the direction of the Compensation Committee, Towers Perrin performed a competitive executive compensation analysis to assess the competitiveness of the compensation of the executives of the Company, including the Named Executive Officers then currently employed. Towers Perrin analyzed the market competitiveness of the following elements for each of the covered executive position:

•	Base salary;

•	Target annual incentive award opportunity (award that may earned for achieving pre-determined performance goals);

•	Target total cash compensation (salary plus target annual incentive award opportunity);

•	Annualized expected value of long-term incentive grants/awards (estimated value on date of grant); and

•	Target total direct compensation (target total cash compensation plus the annualized expected value of long-term incentive awards).

In performing the study, the Company’s executive positions were initially “matched,” based on Towers Perrin’s understanding of the positions’ primary duties and responsibilities, to similar positions in Towers Perrin’s 2007 Executive Compensation Data Bank. At the request of the Company, a premium was applied to the market compensation data for certain benchmark survey position matches to reflect the differences between the responsibilities of the Company’s positions and those of the benchmark survey job matches. Of the Named Executive Officers, the only premium applied was to the position of the Chief Financial Officer. A 10% premium was applied to this position given the Chief Financial Officer’s ultimate responsibility for operations of our purchasing department and the day-to-day administrative supervision of the internal audit department.

As stated above, our Compensation Committee seeks to provide base salaries, target annual and long-term incentive awards that are, on average consistent with median market (i.e., comparably sized transportation and mature capital intensive companies) practices, recognizing internal equity and incumbent-specific considerations such as performance, future potential, and tenure with the Company. Based on the findings of the study described above, the Compensation Committee believes that our executive compensation levels are “competitive” on average, within a +/- 15% of the target market 50th percentile (i.e., 85% to 115% of target market 50th percentile).

The results of this study found that (i) our base salaries are, on average, at approximately market 50th percentile levels; (ii) our target total cash compensation levels are on average within a competitive range around the market median; (iii) our target annual incentive award opportunities, expressed as a percentage of salary, are, on average, at the market 50th percentile level; and (iv) our target long-term incentive long-term incentive award opportunities, and resulting target total direct compensation levels, are, on average, consistent with market median practices. Based on 2007 compensation information, each Named Executive Officer, other than our former Executive Vice President — Sales and Marketing, was within 15% on a target direct total compensation basis. Specifically, the analysis performed by Towers Perrin concluded that 2007 compensation for the Named Executive Officers compared to market median practice as follows:

Target Total Direct
Named Executive Officer	Base Salary	Compensation

Haverty	−5%	−3%
Ottensmeyer	−20%	−13%
Shoener	+4%	−7%
Avramovich	+6%	+25%
Wochner	−13%	−1%

*	Base salary + target annual incentive + target long-term incentives

Based on the results of this study, Towers Perrin made the following recommendations to the Compensation Committee in order to maintain market 50th percentile compensation in 2008 for each of our Named Executive Officers (assuming continued employment): (i) Mr. Ottensmeyer should be elevated one salary grade (which resulted in Mr. Ottensmeyer’s target AIP award percentage increasing from 55% of base salary to 60% of base salary) and given a salary increase in order to competitively compensate him for his services as Chief Financial Officer and the other responsibilities with which he has been tasked, including ultimate responsibility for operations of our purchasing department and the day-to-day administrative supervision of the internal audit department; (ii) the target percentage for the AIP award for Mr. Haverty should be increased from 90% of base salary to 100% of base salary; and (iii) the target percentage for the AIP award for Mr. Shoener should be increased from 60% of base salary to 70% of base salary. Each of these recommendations results in maintaining a market median level of compensation for each of these executives. The Compensation Committee agreed with these recommendations and believed they were necessary to continue to comply with its executive compensation philosophy. In addition, the conclusion that each Named Executive Officer was being compensated at or near market median for his position satisfied the Compensation Committee that the ratio of compensation between the CEO, the COO and the other Named Executive Officers was acceptable and reasonable, particularly when taking into consideration the differences in responsibilities of each of them. The policies or decisions relating to the compensation of the CEO and COO are not materially different than the other Named Executive Officers.

2008 Annual Incentive Plan

In February 2008, the Compensation Committee approved the 2008 AIP model for our Named Executive Officers. In order for there to be any payout to our Named Executive Officers under the 2008 AIP, our consolidated operating ratio must be 79.2% or lower. The 2008 AIP model approved by the Compensation Committee for our Named Executive Officers differs from the 2007 model in that AIP payments to our Named Executive Officers in 2008 will depend solely on the financial performance goals of the Company set forth below and will not include department and individual performance goals. The Compensation Committee determined that focusing our 2008 Named Executive Officers on the Company’s financial performance will result in executive management working to lead management and operations personnel in a manner to seek to maximize Company performance to achieve target levels or better. As with the 2007 AIP model, each currently Named Executive Officer has been assigned incentive targets at the threshold, target and maximum incentive performance levels that are a percentage of the Named Executive Officer’s 2008 base salary. The percentage assigned for each performance level depends on the executive’s salary grade and is set such that the amount of the potential payment would maintain the Named Executive Officer’s target total direct compensation at the approximate market 50th percentile level.

Following are the 2008 financial performance incentive targets, as well as the percentage payout of the executive’s total incentive target for these metrics:

	Consolidated	Consolidated			Percentage Payout
	Operating Income	Operating Ratio	EBITDA	ROCE	of Total Incentive
Performance Level	(30% weight)	(30% weight)	(20% weight)	(20% weight)	Target

Threshold	$362 million	79.2%	$549 million	8.7%	50%
Target	$422 million	78.0%	$649 million	10.10%	100%
Maximum	$492 million	76.8%	$776 million	11.7%	200%

2008 Named Executive Officer Salaries

The base salaries for each of our Named Executive Officers for the 2008 fiscal year are as follows:

Named Executive Officer	Amount

Michael R. Haverty	$759,533
Arthur L. Shoener*	$537,314
Patrick J. Ottensmeyer	$379,600
Daniel W. Avramovich*	$323,448
William J. Wochner	$278,711

*	Mr. Shoener’s employment with KCS ended on June 6, 2008 and Mr. Avramovich’s employment with KCS ended on March 31, 2008.

MANAGEMENT COMPENSATION TABLES
SUMMARY COMPENSATION TABLE

The following table and narrative disclose compensation earned in 2007 by the Named Executive Officers. The table shows amounts earned by such persons for all services rendered in all capacities to KCS and its subsidiaries during 2007.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(6)	($)(7)	($)	($)(8)	($)

Michael R. Haverty,	2007	$727,794	$2,839,746	$104,220	$679,302	$50,494	$4,401,556
Chairman of the Board and Chief Executive Officer	2006	$700,008	$576,081	$104,220	$892,027	$43,016	2,315,352
Patrick J. Ottensmeyer,	2007	$314,526	$453,360	$107,680	$183,854	$28,648	$1,088,068
Executive Vice President and Chief Financial Officer(2)	2006	$190,000	$55,900	$62,813	$233,623	$18,191	560,527
Arthur L. Shoener,	2007	$519,859	$857,971	$74,040	$323,481	$47,156	$1,822,507
President and Chief Operating Officer(3)	2006	$500,004	$304,202	$74,040	$424,773	$40,987	1,344,006
Daniel W. Avramovich,	2007	$322,328	$450,341	$110,171	$183,854	$9,438	$1,076,132
Executive Vice President — Sales & Marketing(2)(4)	2006	$196,338	$65,450	$68,857	$241,417	$45,522	617,584
William J. Wochner,	2007	$254,567	$465,788	$78,270	$128,987	$12,594	$940,206
Senior Vice President and Chief Legal Officer(5)

(1)	Reflects actual salary received.

(2)	Mr. Ottensmeyer and Mr. Avramovich were hired on May 15, 2006.

(3)	Mr. Shoener’s employment with KCS ended on June 6, 2008.

(4)	Mr. Avromovich’s employment with KCS ended on March 31, 2008.

(5)	Mr. Wochner was not a Named Executive Officer in 2006; accordingly only 2007 compensation is reflected in the above table.

(6)	This column presents the dollar amount recognized for financial reporting purposes with respect to the 2007 fiscal year for the fair value of restricted shares and performance shares granted in 2007 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(7)	This column presents the dollar amount recognized for financial reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted in 2007 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 9 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(8)	All Other Compensation for the Named Executive Officers consists of:

			Group
			Term Life			Matching	Financial
		401(k)	Insurance	AD&D	LTD	Charitable	Planning
Name		Contributions	Premiums	Premiums	Premiums	Gifts(a)	Reimbursement		Other(b)		Total

Haverty	2007	$11,250	$1,080	$168	$158	$29,983		$7,855	$0		$50,494
	2006	$11,000	$1,080	$168	$158	$30,000	$	N/A	$610		$43,016
Ottensmeyer	2007	$5,912	$1,080	$168	$158	$0		$900	$20,430	(c)	$28,648
	2006	$0	$675	$105	$99	$0	$	N/A	$17,312		$18,191
Shoener	2007	$11,250	$1,080	$168	$158	$30,000		$4,500	$0		$47,156
	2006	$11,000	$1,080	$168	$158	$15,000	$	N/A	$13,581		$40,987
Avramovich	2007	$8,032	$1,080	$168	$158	$0		$0	$0		$9,438
	2006	$7,750	$675	$105	$99	$0	$	N/A	$36,893		$45,522
Wochner	2007	$11,250	$1,026	$160	$158	$0		$0	$0		$12,594

(a)	We provide a two-for-one Company match of eligible charitable contributions made by our Named Executive Officers. The maximum amount of contributions we will match in any calendar year for any Named Executive Officer is $15,000. Of this $15,000, only half may be contributed to one organization.

(b)	All employees of the Company, including the Named Executive Officers, are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes. Our Named Executive Officers may use the services of their administrative assistants for limited personal matters. In addition, spouses of certain our Named Executive Officers accompanied them on private aircraft chartered to transport the Named Executive Officers for business purposes. None of these perquisites results in an aggregate incremental cost to the Company, and thus no value for either of these perquisites is included in the Summary Compensation Table.

(c)	Other for Mr. Ottensmeyer consists of $430 for the cost of tickets for commercial flights paid by the Company for his spouse to accompany him on business and $20,000 paid by the Company for an initiation fee for a country club membership.

Narrative to Summary Compensation Table

We compete with other companies for executive talent and we seek to pay executives at approximately the market median for their positions in order to remain competitive for executive talent. None of the Named Executive Officers participate in any compensation programs that are not available to the other executives of the Company. We believe it is of note that Mr. Haverty has been with KCS for approximately thirteen years, and both he and Mr. Shoener have deep executive experience in our industry. We further believe that the unique roles, responsibilities, experience, accountability, leadership and achievements of Messrs. Haverty and Shoener as our Company’s chief officers during 2007 were worthy of special consideration in setting their compensation.

Employment Agreements.  Each of Messrs. Haverty, Ottensmeyer and Wochner is a party to an employment agreement with KCS, KCSR, or KCS and KCSR, which remains in effect until terminated or modified. Messrs. Shoener and Avramovich were each a party to an employment agreement with KCS, KCSR, or KCS and KCSR, prior to their termination of employment and were eligible for the same types of benefits as Messrs. Haverty, Ottensmeyer and Wochner under their respective employment agreements as described below.

Pursuant to their respective employment agreements, Messrs. Haverty, Ottensmeyer and Wochner receive as compensation for their services an annual base salary at the rate approved by the Compensation Committee. The salaries for these executive officers shall not be reduced except as agreed to by the parties or as part of a general salary reduction by KCSR applicable to all officers of KCSR. Messrs. Haverty, Ottensmeyer and Wochner are eligible to participate in benefit plans or programs generally available to management employees of KCSR. Each of the employment agreements provides that the value of the respective executive’s annual compensation is fixed at a percentage of base salary for purposes of determining contributions, coverage and benefits under any disability insurance policy and under any cash compensation benefit plan provided to the executive as follows: 167.67% for Mr. Haverty; 175% for Mr. Ottensmeyer, and 145% for Mr. Wochner.

For information regarding potential payments to the currently Named Executive Officers upon termination of employment or change in control, see “Potential Payments Upon Termination of Employment or Change in Control” below.

Indemnification Agreements.  We have entered into indemnification agreements with our officers and directors. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of KCS. The indemnification agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer was or is a party, is threatened to be made a party or is otherwise involved, or to which the director or officer was or is a party, is threatened to be made a party or is otherwise involved by reason of service in certain capacities. Under the indemnification agreements, if required by the Delaware General Corporation Law, an advancement of expenses incurred will be made upon delivery to us of an undertaking to repay all advanced amounts if it is ultimately determined by final adjudication that the officer or director is not entitled to be indemnified for such expenses. The indemnification agreements allow directors and officers to seek court relief if indemnification or expense advances are not received within specified periods, and obligate us to reimburse them for their expenses in pursuing such relief in good faith.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2007 grants of annual incentive awards, restricted shares, earned performance shares and stock options.

					All Other		All Other
					Stock		Option
					Awards:		Awards:	Exercise	Grant
					Number of		Number of	or Base	Date Fair
		Estimated Future Payouts Under			Shares of		Securities	Price of	Value of
		Non-Equity Incentive Plan Awards(1)			Stock or		Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Units		Options	Awards	Option
Name	Date	($)	($)	($)	(#)		(#)(4)	($/Sh)(5)	Awards

Michael R. Haverty	N/A	$328,644	$657,288	$1,314,576
	01/17/2007				77,852	(2)			$2,321,547
	01/17/2007				46,878	(3)			$1,397,902
Patrick J. Ottensmeyer	N/A	$86,074	$172,148	$344,296
	01/17/2007				21,548	(2)			$642,561
	01/17/2007				13,022	(3)			$388,316
	10/29/2007				5,000	(2)			$194,600
Arthur L. Shoener	N/A	$156,499	$312,998	$625,997
	01/17/2007				32,824	(2)			$978,812
	01/17/2007				19,032	(3)			$567,534
Daniel W. Avramovich	N/A	$88,948	$177,896	$355,793
	01/17/2007				21,637	(2)			$645,215
	01/17/2007				13,022	(3)			$388,316
William J. Wochner	N/A	$65,109	$130,218	$260,436
	01/17/2007				3,282	(2)			$97,869
	01/17/2007				2,003	(3)			$59,729
	02/23/2007				22,500	(2)	22,500	$34.11	$1,047,600 (6)
	08/07/2007				7,778	(2)			$261,652
	08/07/2007				4,591	(3)			$154,441

(1)	The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned under our 2007 Annual Incentive Plan. Actual amounts paid for 2007 performance are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)	These amounts reflect restricted stock awards granted under the 1991 Plan as listed in the following table.

		Purchase		Shares
Name	Grant Date	Price		Granted	Vesting Schedule

Haverty	01/17/2007	$0.00		4,852	1/5 per year over 5 years(a)
	01/17/2007	$0.00		73,000	3 years(b)
Ottensmeyer	01/17/2007	$0.00		1,548	1/5 per year over 5 years
	01/17/2007	$0.00		20,000	3 years
	10/29/2007	$0.00		5,000	5 years
Shoener	01/17/2007	$0.00		3,324	1/5 per year over 5 years(d)
	01/17/2007	$0.00		29,500	3 years(d)
Avramovich	01/17/2007	$0.00		1,637	1/5 per year over 5 years(e)
	01/17/2007	$0.00		20,000	3 years(e)
Wochner	01/17/2007	$0.00		282	1/5 per year over 5 years(a)
	01/17/2007	$0.00		3,000	3 years(b)
	02/23/2007	$34.11	(c)	2,500	5 years(c)
	02/23/2007	$0.00		20,000	5 years(b)
	08/07/2007	$0.00		7,778	3 years(b)

(a)	These shares became non-forfeitable on the grant date due to the fact that this executive meets the retirement criteria under the 1991 Plan, however they remain subject to sale and transfer restrictions in accordance with the vesting schedule above.

(b)	These shares will vest on an accelerated basis pro rata over the vesting period due to the fact that this executive meets the retirement criteria under the 1991 Plan.

(c)	The purchase price paid by Mr. Wochner represented the average of the high and low trading prices on the NYSE on the grant date, which was higher than the closing price. These shares are non-forfeitable, but are subject to sale and transfer restrictions in accordance with the vesting schedule above.

(d)	Unvested shares as of June 6, 2008 were forfeited due to Mr. Shoener’s resignation.

(e)	Unvested shares as of March 31, 2008 were forfeited due to the termination of Mr. Avramovich’s employment.

(3)	These amounts reflect performance share awards granted under the 1991 Plan and earned by the Named Executive Officers based upon the achievement of pre-determined performance goals for the performance period ended December 31, 2007, as certified by the Compensation Committee on February 28, 2008. These shares will vest on January 17, 2010, assuming continued employment. The number of additional performance shares granted to the Named Executive Officers, which may be earned upon the achievement of performance targets for the years ended December 31, 2008 and 2009, is set forth in the column captioned “Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested” in the Outstanding Equity Awards table below.

(4)	The amounts reflected in this column represent stock option awards granted under the 1991 Plan as listed in the following table:

	Grant	Option	Options	Exercisable	Expiration
Name	Date	Price	Granted	Date	Date

Haverty	N/A
Ottensmeyer	N/A
Shoener	N/A
Avramovich	N/A
Wochner	02/23/2007	$34.11	22,500	02/23/2012	02/22/2017

(5)	Pursuant to the 1991 Plan, the exercise price is the average of the high and low trading prices on the NYSE on the grant date, which in this case was higher than the closing price.

(6)	This amount has been reduced to reflect the amount paid by Mr. Wochner to purchase 2,500 shares of restricted stock at $34.11 per share. This restricted stock was non-forfeitable on the grant date, but remains subject to transfer and sale restrictions over its vesting period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding stock options, unvested stock awards and unearned stock awards held by them as of December 31, 2007.

	Option Awards					Stock Awards
								Equity	Equity
			Equity					Incentive	Incentive
			Incentive					Plan Awards:	Plan Awards:
			Plan Awards:					Number of	Market or
			Number of			Number of	Market	Unearned	Payout Value
	Number of	Number of	Securities			Shares or	Value of	Shares,	of Unearned
	Securities	Securities	Underlying			Units of	Shares or	Units or	Shares,
	Underlying	Underlying	Unexercised	Option		Stock That	Units of	Other	Units or Other
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Options	Price	Expiration	Vested	Have Not	Have Not	Have Not
Name	Exercisable(1)	Unexercisable(1)	(#)	($)	Date	(#)(2)	Vested ($)(3)	Vested (#)(4)	Vested ($)

Michael R. Haverty	1,118,000		—	$5.75	07/12/10
	12,363		—	$14.34	02/26/11
	13,207		—	$13.42	02/05/12
	15,901	90,000	—	$12.55	01/15/13
	90,000		—	$14.60	01/01/14
	13,689		—	$14.53	02/08/14
						141,000	$4,840,530
						46,878	$1,609,322	78,000	$2,677,740
Patrick J. Ottensmeyer	—	30,000	—	$25.80	06/08/16
						46,548	$1,597,993
						13,022	$447,045	21,666	$743,794
Arthur L. Shoener(5)	—	60,000	—	$16.91	01/03/15	103,424	$3,550,546
						19,032	$653,369	31,666	$1,087,094
Daniel W. Avramovich(6)	6,667	23,333	—	$26.18	05/14/16
						41,637	$1,429,398
						13,022	$447,045	21,666	$743,794
William J. Wochner	72,000	—	—	$5.75	07/12/10
	817	—	—	$14.34	02/26/11
	873	—	—	$13,42	02/05/12
	1,148	15,000	—	$12.55	01/15/13
	6,000	—	—	$14.60	01/01/14
	1,102	—	—	$14.53	02/08/14
	—	22,500	—	$34.11	02/22/17
						35,578	$1,221,393
						6,594	$226,372	11,666	$400,494

(1)	The exercisable dates of the options listed in this column are shown in the following table.

	Number of	Exercisable
Name	Securities	Date

Michael R. Haverty	990,000	07/13/2001
	198,000	07/13/2003
	12,363	02/27/2001
	13,207	02/06/2002
	15,901	01/16/2003
	90,000	01/16/2008
	90,000	01/02/2005
	13,689	02/09/2004
Patrick J. Ottensmeyer	20,000	06/09/2009
	10,000	06/09/2011
William J. Wochner	72,000	07/13/2001
	817	02/27/2001
	873	02/06/2002
	1,148	01/16/2003
	15,000	01/16/2008
	6,000	01/02/2005
	1,102	02/09/2004
	22,500	02/23/2012

(2)	The vesting dates of the restricted shares and earned performance shares listed in this column are shown in the following table.

Number of
Name	Securities	Vesting Date

Michael R. Haverty	24,334	01/17/2008
	11,000	01/19/2008
	8,000	03/14/2008
	24,333	01/17/2009
	11,000	01/19/2009
	8,000	03/14/2009
	24,333	01/17/2010
	11,000	01/19/2010
	8,000	03/14/2010
	11,000	01/19/2011
	46,878	01/17/2010
Patrick J. Ottensmeyer	310	01/17/2008
	309	01/17/2009
	310	01/17/2010
	20,000	01/17/2010
	309	01/17/2011
	20,000	06/09/2011
	310	01/17/2012
	5,000	10/31/2012
	13,022	01/17/2010
Arthur L. Shoener	665	01/17/2008
	775	01/19/2008

Number of
Name	Securities	Vesting Date

Daniel W. Avramovich	327	01/17/2008
William J. Wochner	1,000	01/17/2008
	600	01/19/2008
	2,593	01/31/2008
	4,000	02/23/2008
	800	03/14/2008
	1,000	01/17/2009
	600	01/19/2009
	2,593	01/31/2009
	4,000	02/23/2009
	800	03/14/2009
	3,592	01/17/2010
	600	01/19/2010
	4,000	02/23/2010
	800	03/14/2010
	600	01/19/2011
	4,000	02/23/2011
	4,000	02/23/2012
	6,594	01/17/2010

(3)	The amount in this column is calculated by multiplying the closing price of our Common Stock on the NYSE on December 31, 2007, which was $34.33, by the number of shares of stock that have not vested.

(4)	The amounts in this column reflect the performance shares granted on January 17, 2007 under the 1991 Plan that may be earned upon certification by the Compensation Committee of achievement of pre-determined performance goals for the performance periods ended December 31, 2008 and 2009. Actual amounts earned may be more or less than reflected depending on whether such performance shares are earned at the threshold, target or maximum level. If earned, these shares will vest on the later of (a) January 17, 2010, or (b) the date the Compensation Committee certifies the achievement of the related performance targets. Performance shares that are not earned within the applicable performance period are forfeited.

(5)	As a result of Mr. Shoener’s resignation on June 6, 2008, all unvested equity awards were forfeited.

(6)	As a result of the termination of Mr. Avramovich’s employment with KCS on March 31, 2008, all unvested equity awards were forfeited.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Named Executive Officers regarding stock option exercises and vesting of stock awards during 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value	Shares Acquired	Value
	on Exercise	Realized on	on Vesting	Realized on
Name	(#)	Exercise ($)	(#)	Vesting ($)(1)

Michael R. Haverty	—	—	23,852	$742,628
Patrick J. Ottensmeyer	—	—	—	$—
Arthur L. Shoener	—	—	775	$23,165
Daniel W. Avramovich	—	—	—	$—
William J. Wochner	—	—	4,182	$53,260	(2)

(1)	The amounts in this column were calculated by multiplying the number of shares of stock by the closing price of our Common Stock on the NYSE on the vesting date.

(2)	This amount has been reduced to reflect the amount paid by Mr. Wochner to purchase 2,500 shares of restricted stock at $34.11 per share. This restricted stock was non-forfeitable on the grant date, but remains subject to transfer and sale restrictions over its vesting period.

Options Granted in Connection with the Stilwell Spin-off

In connection with the Stilwell Spin-off and as part of an equitable adjustment of KCS non-qualified stock options previously granted and outstanding as of June 28, 2000 (the record date for the Stilwell Spin-off), the exercise price of the options was adjusted as allowed by the 1991 Plan and holders of the options received separately exercisable options to purchase Stilwell common stock (“Stilwell options”) at the rate of two Stilwell options for each KCS non-qualified stock option held. On December 31, 2002, Janus Capital Corporation merged into Stilwell and effective January 1, 2003, Stilwell was renamed Janus Capital Group Inc. Effective as of January 1, 2003, the Stilwell options are now options to purchase Janus Capital Group Inc. common stock.

Janus options for 1,888,106 shares were granted to Mr. Haverty and Janus options for 241,368 shares were granted to Mr. Wochner. These Janus options related to KCS non-qualified stock options granted to Messrs. Haverty and Wochner in 2000 prior to the Stilwell Spin-off and in years prior to 2000. Messrs. Ottensmeyer, Shoener, and Avramovich did not join KCS until after the Stilwell Spin-off, and therefore did not receive any Janus options. The following table sets forth information regarding the shares of Janus common stock received upon exercise of Janus options and the value realized on exercise.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value	Shares Acquired	Value
	on Exercise	Realized on	on Vesting	Realized on
Name	(#)	Exercise ($)	(#)	Vesting ($)(1)

Michael R. Haverty(1)	184,644	$1,092,389	N/A	N/A
Patrick J. Ottensmeyer	N/A	N/A	N/A	N/A
Arthur L. Shoener	N/A	N/A	N/A	N/A
Daniel W. Avramovich	N/A	N/A	N/A	N/A
William J. Wochner(1)	—	—	N/A	N/A

(1)	As of December 31, 2007, Mr. Haverty owns 5,462 exercisable Janus options and Mr. Wochner owns 22,368 exercisable Janus options.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As described above in the section titled “Narrative to the Summary Compensation Table,” each of the currently employed Named Executive Officers is a party to an employment agreement with KCS, KCSR, or KCS and KCSR. These employment agreements remain in effect until they are terminated or modified and each agreement contains certain benefits in the event of the termination of such Named Executive Officer’s employment for death, disability, retirement, resignation by the executive with good reason or termination by us without cause, or in the event of termination of employment after of a change in control. We believe that providing certain severance protections plays an important role in attracting and retaining key executive officers. The Compensation Committee evaluates the need for and the level of severance benefits to each Named Executive Officer on a case-by-case basis and we believe the severance benefits are an appropriate and necessary component of each of the Named Executive Officers’ compensation package. The following terms used in this section shall have the meanings provided in the “Change in Control Benefits” subsection of the “Compensation Discussion and Analysis” section: “cause” other than in the context of a termination of employment after a change in control, “cause” in the context of a termination of employment after a change in control, “good reason” in the context of a resignation after a change in control, and “change in control.”

The severance benefits described below are required to be provided pursuant to the terms of employment agreements with the currently employed Named Executive Officers. For more information regarding the benefits provided in these agreements, please see the information provided in the “Change in Control Benefits” and the “Severance Compensation” subsections of the “Compensation Discussion and Analysis” section. In 2006, Towers Perrin performed a competitive analysis of the severance benefit provisions of the employment agreements of the then-employed Named Executive Officers and it found that the benefits provided in these employment agreements were within the competitive ranges for our peer group. We cannot unilaterally change the benefits payable under these employment agreements; these agreements may only be amended with the consent of the Named Executive Officer.

Severance Benefits other than after a Change in Control.

In the event of termination of employment of a currently employed Named Executive Officer without cause by KCS, for any reason other than a change in control, death, disability or retirement, each of Messrs. Haverty, Ottensmeyer, and Wochner would pursuant to their respective employment agreements:

•	Be entitled to twelve months of severance pay at an annual rate equal to his base salary at the rate in effect immediately prior to such termination;

•	Be entitled to reimbursement for the costs of continuing or obtaining comparable health and life insurance benefits for twelve months (other than Messrs. Haverty and Wochner who would each be entitled to fifteen months) unless such benefits are provided by another employer; and

•	Remain eligible, in the year in which such termination occurs, to receive benefits under the AIP and, at the discretion of the Compensation Committee, any other compensatory or benefit plan in which such Named Executive Officer participates, if such plans are then in existence and the Named Executive Officer was entitled to participate immediately prior to termination in accordance with the applicable provisions of such plans, but only to the extent the Named Executive Officer meets all the requirements of any such plan for the plan year the time of such termination.

Severance pay received in the year in which employment termination occurs will be taken into account for the purpose of determining benefits, if any, under the AIP, but not under the Executive Plan. After termination of employment, the Named Executive Officer would not be entitled to accrue or receive benefits under any other employee benefit plan; provided, however that he would be entitled to participate in the 401(k) Plan and the ESOP in the year of termination if he were to meet the requirements of participation in such termination year.

As part of his employment agreement, each of the Named Executive Officers who is currently employed has agreed not to use or disclose any of our trade secrets or those of KCSR, as applicable, after any termination of his employment and to waive any claims against us upon termination.

Severance Benefits following a Change in Control.

The Compensation Committee believes that the occurrence of a change in control transaction may create uncertainty regarding the continued employment of our Named Executive Officers because many change in control transaction result in significant organizational changes, particularly at the key management level. We provide each of our currently employed Named Executive Officers with enhanced severance benefits if, within three years after a change in control, his employment is terminated without cause or if he resigns for good reason. Except for the accelerated vesting of awards under the 1991 Plan, these severance benefits do not become due upon a mere change in control. Instead, these benefits are only provided if there is a “double trigger,” meaning that the Named Executive Officer must also be terminated without cause or resign for good reason in the three-year period following a change in control. The “double trigger” mechanism is intended to:

•	Encourage executives to stay with the Company during a change in control, thus helping to provide stability to the Company during a critical time;

•	Mitigate any potential disincentive for the executives when they are evaluating and/or implementing a potential change in control, particularly when the acquiring company may not require the services of our executives;

•	Prevent a short-term windfall to executives upon a mere change in control; and

•	Protect the executives from termination without cause or an adverse change in position following a change in control.

If there were a change in control of KCS or KCSR during the term of the employment agreement, the Named Executive Officer’s employment, executive capacity, salary and benefits would be continued for a three-year period (two years with respect to Mr. Wochner) at the same levels in effect on the control change date (as defined in the employment agreement). During that period, annual salary would be paid at a rate not less than twelve times the highest monthly base salary paid or payable to the Named Executive Officer in the twelve months immediately prior to the change in control. During the severance period, the Named Executive Officer also would be eligible to participate in all benefit plans made generally available to executives at his level or to the employees of KCSR, and generally would be eligible to participate in any incentive compensation plan. In addition, we will use our best efforts to cause all outstanding options held by the Named Executive Officer to become immediately exercisable on date of the change in control and, to the extent such options are not vested and are subsequently forfeited, to receive a lump-sum cash payment within five days after the options are forfeited equal to the difference between the fair market value of the Common Stock underlying the non-vested, forfeited options (determined as of the date the options are forfeited) and the exercise price of the options.

If the amount of contributions or benefits or any incentive compensation was determined on a discretionary basis immediately prior to the control change date:

•	the amount of such contributions or benefits continued would not be less than the average annual amount for the three years prior to the change in control; and

•	incentive compensation would not be less than 75% of the maximum amount which could have been paid to the officer under the terms of the incentive compensation plan.

With respect to unfunded employer obligations under benefit plans or incentive compensation plans, the Named Executive Officer would receive a discounted cash payment equal to amounts to which he would be entitled at the control change date within five days after that date. The Named Executive Officer’s employment may be terminated after the control change date, but unless such termination is for cause (as defined above) or disability, or the Named Executive Officer resigns without good reason (as defined above), he would be entitled to payment of his base salary through termination plus a discounted cash severance payment equal to a percentage multiplied by three times his annual base salary (two times with respect to Mr. Wochner), and continuation of benefits for a three-year period at levels in effect immediately prior to the termination of employment. The applicable percentage rate is 167.67% for Mr. Haverty, 175% for Mr. Ottensmeyer, and 160% for Mr. Wochner. If any benefit plan would not permit continued participation after termination of employment, the Named Executive Officer would be entitled to a lump sum payment, payable within five days after termination, equal to the amount of benefits he would have received under the plan if he had been fully vested in the average annual contributions or benefits in effect for the three plan years ending prior to the control change date and a continuing participant in such plan to the end of the three-year period. Following such three-year period, each Named Executive Officer would also be entitled to continuation of certain health, prescription and dental benefits until attainment of age 60, and certain health and prescription benefits for the remainder of his life unless such benefits are otherwise provided by a subsequent employer. The cost of such benefits will not exceed the cost of such benefits to active or retired (as applicable) peer executives.

Each of the Named Executive Officers who is currently employed is also permitted, at any time during the three-year period following a change in control, to resign employment for good reason (as defined above) and to receive the same payments and benefits as if his employment had been terminated without cause.

The employment agreements also provide for payments to the Named Executive Officers necessary to relieve them of certain adverse federal income tax consequences if amounts received under the agreements were determined to involve “parachute payments” under Section 4999 of the Code.

If any dispute should arise under a Named Executive Officer’s employment agreement after the control change date involving an effort by him to protect, enforce or secure rights or benefits claimed by him, KCS or KCSR (as applicable) shall pay promptly upon demand all reasonable expenses incurred (including attorneys’ fees) in connection with the dispute, without regard to whether the officer prevails in the dispute, except that the Named Executive Officer shall repay KCS or KCSR (as applicable) any amounts so received if a court having jurisdiction makes a final, nonappealable determination that he acted frivolously or in bad faith in the dispute.

Compensatory Plans Providing Benefits Upon Termination of Employment or Change in Control.

Certain compensation plans available to the Named Executive Officers have accounts that become vested upon certain events, such as: (a) the Named Executive Officer’s retirement, death, disability or termination of employment, (b) a change in control of our Company, or (c) a change in the Named Executive Officer’s responsibilities following a change in control. See the subsection titled “Other compensatory plans that provide benefits on retirement or termination” in the “Compensation Discussion and Analysis” section for a description of the vesting of the accounts upon these certain events.

Trusts Securing the Rights of the Officers, Directors, Employees and Former Employees.

We have established a series of trusts that are intended to secure the rights of our officers, directors, employees, former employees and others (each a “Beneficiary”) under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from us and, following a change in control of KCS (as defined by the trust), if we fail to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary’s trust account, or in the general trust account, to discharge such obligations as they become due, to the extent of available trust assets. The trusts require that we be solvent as a condition to making distributions. Trusts have been established with respect to the employment continuation commitments under employment agreements, the Executive Plan, the Directors’ Deferred Fee Plan, indemnification agreements, the 1991 Plan, and our charitable contribution commitments, among others. New trusts were executed on March 6, 2006. The new trusts are revocable until a change in control of KCS and will terminate if no such change in control occurs prior to March 6, 2011, unless extended by the Board of Directors. KCSR has established similar trusts tied to any failure by KCSR to honor its obligations to Beneficiaries following a change in control of KCS.

Tables Summarizing Payments Upon Employment Termination

The following tables summarize the estimated payments that would be made under each contract, agreement, plan or arrangement which provides for payments to our 2007 Named Executive Officers at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or dismissal following a change in control. None of our currently employed Named Executive Officers is eligible to receive payments upon a voluntary resignation or a termination for cause (as defined above), except that because Messrs. Haverty and Wochner each meet the definition of “retirement” under the 1991 Plan, their unexercisable options would become exercisable upon a voluntary resignation. In accordance with SEC regulations, we do not report any amount to be provided under any arrangement which does not discriminate in scope, terms or operation in favor of our Named Executive Officers and which is available generally to all salaried employees in the United States. The following tables do not repeat information provided in the Summary Compensation Table or the Outstanding Equity Awards at Year-End Table, except to the extent the amount payable would be enhanced by the termination event.

For purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of 2007, our most recently completed fiscal year, and that the price per share of our Common Stock was $34.33, the closing market price on that date.

	Michael R. Haverty
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$3,660,877	$727,794
Equity (Intrinsic Value)
Unvested Restricted Stock	$4,840,530	$2,334,440	$—	$4,840,530	$—
Unvested Performance Shares	$4,287,062	$1,609,322	$1,609,322	$4,287,062	$—
Unvested 401k Contributions	$—	$—	$—	$—	$—
Unexercisable Options	$1,960,200	$1,960,200	$1,960,200	$1,960,200	$—
Total	$11,087,792	$5,903,962	$3,569,522	$11,087,792	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$49,724	$—
Total	$—	$—	$—	$49,724	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$21,019	$6,995
Tax Gross-Ups	$—	$—	$—	$—	$—
Total	$—	$—	$—	$21,019	$6,995
Total	$11,087,792	$5,903,962	$3,569,522	$14,819,412	$734,789

	Patrick J. Ottensmeyer
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$1,651,262	$314,526
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,597,993	$911,393	$—	$1,597,993	$—
Unvested Performance Shares	$1,190,839	$447,045	$—	$1,190,839	$—
Unvested 401k Contributions	$5,733	$5,733	$—	$5,733	$—
Unexercisable Options	$255,900	$255,900	$—	$255,900	$—
Total	$3,050,465	$1,620,071	$—	$3,050,465	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$53,907	$—
Total	$—	$—	$—	$53,907	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$83,215	$9,023
Tax Gross-Ups	$—	$—	$—	$1,701,561	$—
Total	$—	$—	$—	$1,784,776	$9,023
Total	$3,050,465	$1,620,071	$—	$6,540,410	$323,549

	Arthur L. Shoener(1)
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$2,729,260	$519,859
Equity (Intrinsic Value)
Unvested Restricted Stock	$3,550,546	$2,537,811	$—	$3,550,546	$—
Unvested Performance Shares	$1,740,462	$653,369		$1,740,462	$—
Unvested 401k Contributions	$22,950	$22,950	$—	$22,950	$—
Unexercisable Options	$1,045,200	$1,045,200	$—	$1,045,200	$—
Total	$6,359,158	$4,259,330	$—	$6,359,158	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$52,773	$—
Total	$—	$—	$—	$52,773	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$21,019	$5,651
Tax Gross-Ups	$—	$—	$—	$2,762,369	$—
Total	$—	$—	$—	$2,783,388	$5,651
Total	$6,359,158	$4,259,330	$—	$11,924,579	$525,510

	Daniel W. Avramovich(1)
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$1,692,222	$322,328
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,429,398	$742,798	$—	$1,429,398	$—
Unvested Performance Shares	$1,190,839	$447,045	$—	$1,190,839	$—
Unvested 401k Contributions	$14,782	$14,782	$—	$14,782	$—
Unexercisable Options	$190,164	$190,164	$—	$190,164	$—
Total	$2,825,183	$1,394,789	$—	$2,825,183	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$68,940	$—
Total	$—	$—	$—	$68,940	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$39,483	$9,023
Tax Gross-Ups	$—	$—	$—	$1,635,727	$—
Total	$—	$—	$—	$1,675,210	$9,023
Total	$2,825,183	$1,394,789	$—	$6,261,555	$331,351

	William J. Wochner
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$814,614	$254,567
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,221,393	$898,073	$—	$1,221,393	$—
Unvested Performance Shares	$626,866	$226,372	$226,372	$626,866	$—
Unvested 401k Contributions	$—	$—	$—	$—	$—
Unexercisable Options	$331,650	$331,650	$331,650	$331,650	$—
Total	$2,179,909	$1,456,095	$558,022	$2,179,909	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$66,526	$—
Total	$—	$—	$—	$66,526	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$30,985	$11,169
Tax Gross-Ups	$—	$—	$—	$—	$—
Total	$—	$—	$—	$30,985	$11,169
Total	$2,179,909	$1,456,095	$558,022	$3,092,034	$265,736

(1)	Messrs. Shoener and Avramovich each entered into severance agreements with KCSR after each officer’s employment with KCSR ended. Messrs. Shoener and Avramovich are each receiving benefits pursuant to those agreements.

STOCKHOLDER PROPOSALS

Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the Notice of Special Meeting. To be properly brought before an annual meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

If a holder of our Common Stock wishes to present a proposal for inclusion in our proxy statement for next year’s annual meeting of stockholders (other than director nominations), such proposal must be received by us on or before November 27, 2008. The proposal must be made in accordance with the applicable laws and rules of the SEC and the interpretations thereof, as well as our Bylaws. Any such proposal should be sent to our Corporate Secretary at P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

Director Nominations

Any stockholder who meets the requirements set forth in our Bylaws may submit a director nomination for consideration by the Nominating Committee by complying with the requirements of this section, including: (i) the nomination must be made for an election to be held at a meeting of stockholders at which directors are otherwise to be elected; (ii) the stockholder must be a record owner on the record date for that meeting, and at the meeting, of securities representing at least 2% of the securities entitled to be voted at the meeting for election of directors; (iii) the stockholder must deliver a timely written nomination notice to the office of our Corporate Secretary, providing the information required by this section; and (iv) the nominee must meet the minimum qualifications for directors established by the Board. The qualifications for membership on the Board of Directors are described in the Corporate Governance Guidelines of Kansas City Southern, which are available at www.kcsouthern.com.

With respect to stockholder nominations of candidates for our Board of Directors, our Bylaws provide that not less than 90 days nor more than 150 days prior to the first anniversary date of the preceding year’s annual meeting any stockholder who intends to make a nomination at the current year’s annual meeting shall deliver a notice in writing (the “Stockholder’s Notice”) to our Corporate Secretary setting forth, as to each person whom the stockholder proposes to nominate (i) all information relating to such person required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to applicable rules of the SEC or the NYSE; (ii) the nominee’s written consent to be named in the Proxy Statement, to serve as a director and to comply with our rules, guidelines and policies applicable to directors; (iii) the name and address of the stockholder and the telephone number(s) at which we are able to reach the stockholder and the nominee during normal business hours; (iv) the class and number of shares of KCS which are owned beneficially and of record by the stockholder; (v) a fully completed Director’s Questionnaire on the form supplied by us, executed by the nominee; and (vi) such other information as the Nominating Committee reasonably deems relevant, to be provided within such time limits as reasonably imposed by the Nominating Committee; provided, however, that if the annual meeting is to be held more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the annual meeting and not later than the 15th day following the day on which public announcement of the date of the annual meeting was first made by us. Public announcement is disclosure (i) in any press release distributed by us, (ii) published by us on our website or (iii) included in a document publicly filed by us with the SEC. To be timely for a special stockholders’ meeting at which directors will be elected, a Stockholder’s Notice must be received by our Corporate Secretary’s office not later than the close of business on the 15th day following the day on which we first publicly announce the date of the special meeting. Proposals to nominate directors to be timely for the 2009 annual meeting, if it occurs on May 7, 2009, must be received at our principal executive offices no earlier than December 2, 2008 and no later than February 2, 2009.

No nominee from a stockholder will be considered who was previously submitted for election to the Board of Directors and who failed to receive at least 25% of the votes cast at such election, until a period of three years has passed from the date of such election.

Matters Other than Director Nominations

In addition to any other applicable requirements, for a proposal other than director nominations (other than a proposal requested to be included in the Proxy Statement, as noted above) to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, such Stockholder’s Notice must be delivered to or mailed and received at our principal executive offices, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that if the meeting is designated by the Board of Directors to be held at a date other than the first Thursday in May and less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the Stockholder’s Notice must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A Stockholder’s Notice to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held, and (iv) any material interest of the stockholder in such business. Proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2009 annual meeting, if it occurs on May 7, 2009, must be received at our principal executive offices no earlier than February 6, 2009 and no later than March 23, 2009.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if sent by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, and oral requests may be made by calling our Corporate Secretary’s Office at (816) 983-1530. Any stockholder who wants to receive separate copies of the Proxy Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board of Directors knows of no other matters that are expected to be presented for consideration at the Special Meeting. Our Bylaws provide that business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the Notice of Special Meeting.

By Order of the Board of Directors

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

Kansas City, Missouri
September 5, 2008

We will furnish without charge upon written request a copy of our annual report on Form 10-K for the year ended December 31, 2007. The annual report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request therefor and payment of our reasonable expenses in furnishing such exhibits. Each such request must include a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Voting Stock entitled to vote at the Special Meeting. Such written request should be directed to our Corporate Secretary P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), (816) 983-1538. Our annual report on Form 10-K for the year ended December 31, 2007 is also available free of charge on our website at www.kcsouthern.com. Through our website, we make available, free of charge, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC. The annual report on Form 10-K for the year ended December 31, 2007 with exhibits, as well as other filings by us with the SEC, are also available through the SEC’s Internet site at www.sec.gov. In addition, our corporate governance guidelines, ethics and legal compliance policy, and the charters of our Audit Committee, Finance Committee, Nominating and Corporate Governance Committee and Compensation and Organization Committee are available on our website. These guidelines and charters are available in print to any stockholder who requests them. Written requests may be made to our Corporate Secretary, Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

APPENDIX A

Kansas City Southern
2008 Stock Option and
Performance Award Plan

A-i

A-ii

A-iii

KANSAS CITY SOUTHERN
2008 STOCK OPTION AND PERFORMANCE AWARD PLAN

Article 1.

Effective Date, Objectives and Duration

1.1  Effective Date of the Plan.  Kansas City Southern, a Delaware corporation (the “Company”), hereby establishes the Kansas City Southern 2008 Stock Option and Performance Award Plan (the “Plan”) as set forth herein effective October 14, 2008 (“Effective Date”), subject to approval by the Company’s stockholders.

1.2  Objectives of the Plan.  The Plan is intended (a) to allow selected employees and officers of and consultants to the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees, officers and consultants and retaining existing employees, officers and consultants, (b) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (c) to provide employees, officers and consultants with an incentive for excellence in individual performance, (d) to promote teamwork among employees, officers, consultants and non-employee directors, and (e) to attract and retain highly qualified persons to serve as non-employee directors and to promote ownership by such non-employee directors of a greater proprietary interest in the Company, thereby aligning such non-employee directors’ interests more closely with the interests of the Company’s stockholders.

1.3  Duration of the Plan.  The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board or the Committee to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the earlier of October 14, 2018, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions. The termination of the Plan shall not adversely affect any Awards outstanding on the date of termination.

Article 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1  “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company, and, for all purposes other than for purposes of grants of Incentive Stock Options under Section 6.4, a United States or foreign corporation or partnership or other similar entity with respect to which the Company owns, directly or indirectly, 50% (or such lesser percentage as the Committee may specify, which percentage may be changed from time to time and may be different for different entities) or more of the voting power of such entity.

2.2  “Award” means Options (including non-qualified options and Incentive Stock Options), Restricted Shares, Restricted Share Units, Bonus Shares, Stock Appreciation Rights, Limited Stock Appreciation Rights, Performance Units (which may be paid in cash or Shares), Performance Shares, Deferred Stock, Dividend Equivalents, or Other Stock-Based Awards granted under the Plan.

2.3  “Award Agreement” means the written agreement (which may be in paper or electronic form as determined by the Committee) by which an Award shall be evidenced.

2.4  “Board” means the Board of Directors of the Company.

2.5  “Cause” means unless otherwise defined in an Award Agreement,

(i) before the occurrence of a Change of Control, any one or more of the following, as determined by the Committee:

(A) a Grantee’s commission of a crime which, in the judgment of the Committee, resulted or is likely to result in damage or injury, financial or otherwise, to the Company or an Affiliate;

(B) the material violation by the Grantee of written policies of the Company or an Affiliate;

(C) the habitual neglect or failure by the Grantee in the performance of his or her duties to the Company or an Affiliate (but only if such neglect or failure is not remedied within a reasonable remedial period after Grantee’s receipt of written notice from the Company which describes such neglect or failure in reasonable detail and specifies the remedial period); or

(D) action or inaction by the Grantee in connection with his or her duties to the Company or an Affiliate resulting, in the judgment of the Committee, in material injury to the Company or an Affiliate; and

(ii) from and after the occurrence of a Change of Control, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

(A) Grantee’s conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material damage or injury, financial or otherwise, to the Company;

(B) a demonstrably willful and deliberate act or failure to act which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes material damage or injury, financial or otherwise, to the Company (but only if such act or inaction is not remedied within 15 business days of Grantee’s receipt of written notice from the Company which describes the act or inaction in reasonable detail); or

(C) the consistent gross neglect of duties or consistent wanton negligence by the Grantee in the performance of the Grantee’s duties (but only if such neglect or negligence is not remedied within a reasonable remedial period after Grantee’s receipt of written notice from the Company which describes such neglect or negligence in reasonable detail and specifies the remedial period).

2.6  “Change of Control”, unless otherwise defined in the Award Agreement, shall be deemed to have occurred if

(i) a majority of the members of the Board is replaced during any twelve (12) month period with directors whose appointment or election was not endorsed by a majority of the members of the Board in office immediately prior to the date of such appointment or election; or

(ii) any “person” (meaning for purposes of this Section 2.6 person as such term is used in Sections 13(d) and 14(d) of the Exchange Act to the extent consistent with and not in violation of Code Section 409A) or “group” (meaning for purposes of this Section 2.6 group as such term is used in Section 13(d)(3) or 14(d)(2) of the 1934 Act to the extent consistent with and not in violation of Code Section 409A) has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group, ownership of stock of the Company possessing 30% or more of the total voting power of the outstanding stock of the Company; or

(iii) any person or group has acquired ownership of stock of the Company that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

(iv) any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group, assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

2.7  “Code” means the Internal Revenue Code of 1986 (and any successor Internal Revenue Code), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.8  “Code Section 409A Rules and Policies” means rules, regulations, policies and procedures established by the Committee from time to time as authorized in Section 3.2(xi).

2.9  “Committee” has the meaning set forth in Section 3.1(i).

2.10  “Common Stock” means the common stock, $0.01 par value per share, of the Company.

2.11  “Company” has the meaning set forth in Section 1.1.

2.12  “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is deductible by the Company for federal income tax purposes subject to applicable limitations under Code Section 162(m), is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.13  “Deferred Stock” means a right granted under Section 11.1 to receive Shares at the end of a specified deferral period.

2.14  “Disability” means, unless otherwise defined in an Award Agreement, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.15  “Dividend Equivalent” means a right to receive payments equal to dividends or property, if and when paid or distributed, on Shares.

2.16  “Eligible Person” means any employee (including any officer) or non-employee director of, or non-employee consultant to, the Company or any Affiliate, or potential employee (including a potential officer) or non-employee director of, or non-employee consultant to, the Company or an Affiliate. Solely for purposes of Section 5.5(ii), the term Eligible Employee includes any current or former employee or non-employee director of, or consultant to, an Acquired Entity (as defined in Section 5.5(ii)) who holds Acquired Entity Awards (as defined in Section 5.5(ii)) immediately prior to the Acquisition Date (as defined in Section 5.5(ii)).

2.17  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.18  “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined by the Committee as of any date, (i) if the Shares are listed for trading on the New York Stock Exchange, the closing sale price of the Shares on such date, as reported on the New York Stock Exchange Composite Tape or such other source as the Committee deems reliable, or if no such reported sale of the Shares shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; (ii) if the Shares are not so listed, but is listed on another national securities exchange, the closing sale price of the Shares on such date as reported on such exchange, or if no such reported sale of the Shares shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; (iii) if the Shares are not listed for trading on a national securities exchange but nevertheless are publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of the Shares on such date, or if no such reported sale of the Shares shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or (iv) if the Shares are not publicly traded and reported, the fair market value as established in good faith by the Committee.

2.19  “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.20  “Grantee” means a person who has been granted an Award.

2.21  “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.22  “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.23  “Limited Stock Appreciation Right” has the meaning set forth in Section 7.1.

2.24  “Minimum Consideration” means $.01 per Share or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

2.25  “Other Stock-Based Award” means a right, granted under Article 13 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.26  “Option” means an option granted under Article 6 of the Plan.

2.27  “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.28  “Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.29  “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provisions for options thereunder).

2.30  “Performance Measures” has the meaning set forth in Section 4.4.

2.31  “Performance Period” means the time period during which performance goals must be met.

2.32  “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

2.33  “Period of Restriction” means the period during which, if conditions specified in the Award Agreement are not satisfied, Restricted Shares are subject to forfeiture, or the transfer of Restricted Shares is limited, or both.

2.34  “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.35  “Restricted Shares” means Shares that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.36  “Restricted Share Units” means rights to receive Shares which rights are forfeitable if the Grantee does not satisfy the conditions specified in the Award Agreement.

2.37  “Retirement” means for any Grantee who is an employee, except as otherwise specified in the Award Agreement or as specified by the Committee in rules, regulations or policies, with respect to Restricted Shares, Termination of Affiliation by the Grantee on or after the last business day of the month in which the Grantee has both attained age fifty-five (55) and completed at least ten (10) years of service with the Company or an Affiliate, and with respect to all other Awards, Termination of Affiliation by the Grantee on or after having both attained age fifty-five (55) and completed at least ten (10) years of service with the Company or an Affiliate.

2.38  “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.

2.39  “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.40  “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.41  “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.42  “Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.43  “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person pursuant to Article 7 to receive, upon exercise by the Grantee, an amount equal to the number of Shares with respect to which the SAR is granted multiplied by the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise provided the Fair

Market Value of one Share on such date is less than the Fair Market Value of one Share on the date of exercise, over (ii) the grant price of the right as specified in the Award Agreement.

2.44  “Surviving Company” means the Company or the surviving corporation in any merger or consolidation, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a Change of Control.

2.45  “Termination of Affiliation” occurs, except where otherwise provided in the Award Agreement, on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee, officer, consultant or non-employee director or with respect to an individual who is an employee, officer or non-employee director of or a consultant to an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company. A Termination of Affiliation will occur on account of, or by reason of, a Change of Control if within two (2) years (or such other period specified in the Award Agreement) following the Change of Control the Grantee is involuntarily terminated by the Company or an Affiliate (other than for Cause) or voluntarily terminates employment for good reason as set forth in the Award Agreement. Where specified in the Award Agreement or in the Code Section 409A Rules and Policies, a Termination of Affiliation is a separation from service within the meaning of Code Section 409A.

2.46  “Vesting Date” means a date specified in the Award Agreement on which the Award will become nonforfeitable subject to any conditions specified therein.

Article 3.

Administration

3.1  Committee.

(i) Subject to Section 3.2, the Plan shall be administered by a committee (“Committee”), the members of which shall be appointed by the Board from time to time and may be removed by the Board from time to time; provided that for purposes of Awards to non-employee directors, “Committee” shall mean the full Board. The Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m) and Section 16 Non-Employee Directors and all of whom qualify as independent under the New York Stock Exchange listing standards and under the listing standards of any other exchange on which the Company’s securities are listed as in effect at any applicable time. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate, including to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(ii) The Committee may delegate to the Chief Executive Officer of the Company or to another committee of the Company any or all of the authority of the Committee with respect to Awards to Grantees, other than Grantees who are non-employee directors, executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised, to the extent such delegation is permissible under Delaware law.

3.2  Powers of Committee.  Subject to and consistent with the provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

(i) to determine when, to whom and in what types and amounts Awards should be granted;

(ii) to grant Awards in any number, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division or department thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(iii) to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, or Other Stock-Based Award and to determine whether any performance or vesting conditions have been satisfied;

(iv) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(v) to determine the Option Term and the SAR term;

(vi) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited, and whether such shares shall be held in escrow;

(vii) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason;

(viii) to determine with respect to Awards whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise);

(ix) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(x) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(xi) to make, amend, suspend, waive and rescind rules, regulations, policies and procedures relating to the Plan, including rules relating to electronic Award Agreements, rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee, and rules (including special definitions where applicable) established for the compliance of the Plan, Awards and Award Agreements with Code Section 409A;

(xii) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(xiii) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to change the Option Price or grant price for an SAR or to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Plan or Award Agreement specifically permits amendment without consent;

(xiv) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(xv) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(xvi) to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law and to establish sub-

plans for Eligible Persons outside the United States with such provisions as are consistent with the Plan as may be suitable in other jurisdictions;

(xvii) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(xviii) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(xix) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Notwithstanding the authority of the Committee set forth in Sections 3.2(i) through 3.2(xix), inclusive, and notwithstanding any other discretionary power granted to the Committee under the Plan, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without the prior approval of the Company’s stockholders.

All determinations on all matters relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. Any action of the Committee with respect to the Plan or any Award Agreement shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee subsequently modifies its prior action or takes further action that is inconsistent with its prior action. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.6(iii)). No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

Article 4.

Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

4.1  Number of Shares Available for Grants.  Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under the Plan shall be 2,300,000; and the number of Shares for which Awards may be granted to any Grantee on any Grant Date, when aggregated with the number of Shares for which Awards have previously been granted to such Grantee in the same calendar year, shall not exceed 2,000,000 Shares. Shares issued pursuant to Awards made pursuant to Section 5.5(ii) will not be charged against the Shares authorized for issuance under the Plan.

Only Shares actually issued shall be charged against the Shares authorized for issuance under the Plan. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2  Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.

(i) Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, and in a manner consistent with and not in violation of Code Section 409A, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3; provided, in each case, that with respect to Stock Options and SARs, no such adjustment shall be authorized to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii) Liquidation, Dissolution or Change of Control. Notwithstanding any provisions hereunder to the contrary, in the case of any liquidation, dissolution or Change of Control of the Company, the Committee, in its sole discretion, and in a manner consistent with and not in violation of Code Section 409A, may (i) cancel any or all outstanding Awards of Options, SARs, Performance Shares, Performance Units and Restricted Share Units, in exchange for a payment (in cash, or in securities or other property) in the amount that the Grantee would have received if such Performance Shares, Performance Units and Restricted Share Units were vested and settled and if such Options and SARs were fully vested and exercised immediately prior to the liquidation, dissolution or Change of Control, and without payment with respect to the cancellation of any Option or SAR if at the time of such cancellation the Option Price with respect to such Option or the grant price with respect to such SAR exceeds the Fair Market Value at the time of such cancellation of the Shares subject to the Option or the SAR, (ii) accelerate the vesting of any Restricted Shares immediately prior to the Change of Control, and (iii) accelerate the vesting and settlement of any Deferred Stock immediately prior to such Change of Control, reduced in each case by any applicable Federal, state and local taxes required to be withheld by the Company. If the Committee fails to exercise the discretion to cancel some or all outstanding Awards (or in the case of Restricted Shares and Deferred Stock to accelerate vesting and settlement of such Awards) in connection with a liquidation, dissolution or Change of Control of the Company pursuant to this Section 4.2(ii), any Awards for which the Committee fails to exercise such discretion shall remain outstanding (subject to adjustment in accordance with Section 4.2(i)) following such liquidation, dissolution or Change of Control of the Company.

4.3  Compliance with Section 162(m) of the Code.

(i) Section 162(m) Compliance.  To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, this section 4.3(i) shall apply. Each Award that is intended to meet the Performance-Based Exception and is granted to a person the Committee believes is likely to be a Covered Employee at the time such Award is settled shall comply with the requirements of the Performance-Based Exception; provided, however, that to the extent Code Section 162(m) requires periodic stockholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Code

Section 162(m) to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(ii) Annual Individual Limitations.  No Grantee may be granted Awards for Options, SARs, Restricted Shares, Restricted Share Units, or Performance Shares (or any other Award which is determined by reference to the value of Shares or appreciation in the value of Shares) in any calendar year with respect to more than 2,000,000 Shares; provided, however, that these Awards are subject to adjustment as provided in Section 4.2 and except as otherwise provided in Section 5.5(ii). In the case of a Performance Unit Award that is cash-denominated and for which the limitation set forth in the preceding sentence would not operate as an effective limitation under Code Section 162(m), no Grantee may be granted an Award in any calendar year authorizing the receipt of an amount that exceeds $5,000,000.

4.4  Performance-Based Exception Under Section 162(m).  Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following:

(i) Earnings (either in the aggregate or on a per-share basis);

(ii) Net income (before or after taxes);

(iii) Operating income;

(iv) Cash flow;

(v) Return measures (including return on assets, equity, or sales);

(vi) Earnings before or after either, or any combination of, taxes, interest or depreciation and amortization;

(vii) Gross revenues;

(viii) Share price (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time);

(ix) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(x) Net economic value;

(xi) Market share;

(xii) Operating profit;

(xiii) Costs;

(xiv) Operating and maintenance cost management and employee productivity;

(xv) Stockholder returns (including return on assets, investments, equity, or gross sales);

(xvi) Economic value added;

(xvii) Aggregate product unit and pricing targets;

(xviii) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xix) Achievement of business or operational goals such as market share and/or business development;

(xx) Results of customer satisfaction surveys;

(xxi) Safety record;

(xxii) Network and service reliability;

(xxiii) Debt ratings, debt leverage and debt service; and/or

(xxiv) Operating ratio;

provided that applicable performance measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices) or relative to the past performance of the Company or a department, unit, division or function within the Company or any one or more Affiliates.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Article 5.

Eligibility and General Conditions of Awards

5.1  Eligibility.  The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2  Award Agreement.  To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3  General Terms, Termination of Affiliation and Change of Control.  Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Affiliation shall be forfeited to the Company. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

(i) Options and SARs.  Except as otherwise provided in an Award Agreement:

(A) If Termination of Affiliation occurs for a reason other than Retirement, death, Disability or Cause, Options and SARs which were vested and exercisable immediately before such Termination of Affiliation, or become exercisable upon such Termination of Affiliation, shall remain exercisable for a period of three

(3) months following such Termination of Affiliation (but not for more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(B) If Termination of Affiliation occurs by reason of Retirement, Options and SARs will become immediately vested and exercisable upon such Termination of Affiliation and shall remain exercisable for a period of five (5) years following such Termination of Affiliation (but not more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(C) If Termination of Affiliation occurs by reason of death or Disability, Options and SARs will become immediately vested and exercisable upon such Termination of Affiliation and shall remain exercisable for a period of one (1) year following such Termination of Affiliation (but not for more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(D) If Termination of Affiliation occurs on account of a Change of Control, any unexercised Option or SAR, whether or not exercisable on the date of the Change of Control, shall thereupon be fully exercisable and may be exercised, in whole or in part, subject to the provisions of Section 5.3(i)(A).

(E) If Termination of Affiliation is for Cause, then any unexercised Option or SAR shall be thereupon cancelled.

(ii) Restricted Shares and Restricted Share Units.  Except as otherwise provided in an Award Agreement:

(A) If Termination of Affiliation occurs by reason of death prior to the last day of the Period of Restriction, Restricted Shares and Restricted Share Units will become immediately vested.

(B) If Termination of Affiliation occurs by reason of Retirement prior to the last day of the Period of Restriction, then upon such Termination of Affiliation the Grantee will become immediately vested in a number of the Grantee’s Restricted Shares and Restricted Share Units which will be determined by multiplying the total number of the Grantee’s Restricted Shares and Restricted Share Units by a fraction, the numerator of which shall be the number of consecutive 12-month periods of employment completed by the Grantee with the first such period commencing on the Grant Date, and the denominator of which shall be the total number of 12-month periods in the Period of Restriction. Any Restricted Shares and Restricted Share Units that remain unvested following such Termination of Affiliation shall be forfeited by the Grantee.

(C) If Termination of Affiliation occurs by reason of Disability prior to the last day of the Period of Restriction, then upon such Termination of Affiliation the Grantee will become immediately vested in a number of the Grantee’s Restricted Shares and Restricted Share Units which will be determined by multiplying the total number of the Grantee’s Restricted Shares and Restricted Share Units by a fraction, the numerator of which shall be the number of consecutive 12-month periods of employment completed by the Grantee with the first such period commencing on the Grant Date, and the denominator of which shall be the total number of 12-month periods in the Period of Restriction. Any Restricted Shares and Restricted Share Units that remain unvested following such Termination of Affiliation shall be forfeited by the Grantee.

(D) If Termination of Affiliation occurs prior to the last day of the Period of Restriction on account of a Change of Control, Restricted Shares and Restricted Share Units will become immediately vested.

(E) If Termination of Affiliation occurs prior to the last day of the Period of Restriction for any reason other than death or Disability or Retirement or a Change of Control, all Restricted Shares and Restricted Share Units shall be forfeited by the Grantee.

(F) Any Restricted Shares that are forfeited by the Grantee shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(iii) Deferred Stock.  Except as otherwise provided in an Award Agreement:

(A) If Termination of Affiliation occurs by reason of death or Disability or Retirement or a Change of Control, Shares subject to a Deferred Stock Award will become immediately vested. The Company shall settle all Deferred Stock as provided in the Award Agreement.

(B) If Termination of Affiliation occurs by reason other than death or Disability or Retirement or a Change of Control, the Grantee’s Deferred Stock, to the extent not vested before such Termination of Affiliation, will be cancelled and forfeited to the Company.

(iv) Performance Shares and Performance Units.  Except as otherwise provided in an Award Agreement, Performance Shares and Performance Units will become nonforfeitable on the Vesting Date, and if, prior to the Vesting Date,

(A) A Termination of Affiliation occurs during a Performance Period for a reason other than Disability, Retirement, Change of Control or death, all Performance Shares and Performance Units shall be forfeited upon such Termination of Affiliation.

(B) A Termination of Affiliation occurs during a Performance Period by reason of Disability or Retirement, the Grantee shall become vested immediately in the Award earned with respect to any completed Performance Period as of the date of the Grantee’s Termination of Affiliation, and will forfeit the Award with respect to any Performance Periods that are not completed as of the date of the Grantee’s Termination of Affiliation.

(C) A Termination of Affiliation occurs on account of a Change of Control or by reason of death, the Grantee shall become immediately vested in the earned Award with respect to any completed Performance Period as of the date of the Grantee’s Termination of Affiliation, and with respect to any Performance Period that is not complete as of the date of Grantee’s Termination of Affiliation, the Grantee will vest in the Award that would be earned for such Performance Period as if the performance goals for such Performance Period were met at target.

(v) Dividend Equivalents.  If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(vi) Waiver by Committee.  Notwithstanding the foregoing provisions of this Section 5.3, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Affiliation, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Affiliation, extend the period for exercise of Options or SARs following Termination of Affiliation (but not beyond ten (10) years from the date of grant of the Option or SAR), or provide that any Restricted Share Award, Deferred Stock Award or Performance Award shall in whole or in part not be forfeited upon such Termination of Affiliation.

5.4  Nontransferability of Awards.

(i) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or by an agent acting exclusively for the benefit of the Grantee pursuant to a power of attorney. Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

(ii) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) Notwithstanding subsections (i) and (ii) above, to the extent provided in the Award Agreement, Deferred Stock and Awards other than Incentive Stock Options, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews or the spouse of any of the foregoing individuals. Such Award may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

5.5  Stand-Alone, Tandem and Substitute Awards.

(i) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award or benefit granted by the Company or any Affiliate under any other plan, program, arrangement, contract or agreement (a “Non-Plan Award”); provided that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any Non-Plan Award, the Committee shall require the surrender of such other Award or Non-Plan Award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or Non-Plan Awards may be granted either at the same time as or at a different time from the grant of such other Awards or Non-Plan Awards.

(ii) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition (“Acquisition Date”) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value and in a manner consistent with and not in violation of Code Section 409A. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants, and the limitations under Sections 6.3 and 7.3 with respect to Option Prices and grant prices for SARs, shall not apply to Substitute Awards granted under this subsection (ii).

5.6  Compliance with Rule 16b-3.

(i) Six-Month Holding Period Advice.  Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b): (a) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (b) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(ii) Reformation to Comply with Exchange Act Rules.  To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(iii) Rule 16b-3 Administration.  Any function relating to a Section 16 Person shall be performed solely by the Committee if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.7  Cancellation and Rescission of Awards.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation for Cause.

Article 6.

Stock Options

6.1  Grant of Options.  Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without in any manner limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or an Affiliate.

6.2  Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term (not to exceed ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3  Option Price.  The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, but in no case shall the Option Price be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4  Grant of Incentive Stock Options.  At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(i) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(ii) shall be granted within ten (10) years from the earlier of the date the Plan is adopted or the date the Plan is approved by stockholders of the Company;

(iii) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(iv) shall have an Option Term of not more than ten (10) years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(v) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(vi) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(vii) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition;

(viii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(ix) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (iv) and (v) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6.5  Payment.  Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means subject to the approval of the Committee:

(i) cash, personal check or wire transfer;

(ii) Shares, valued at their Fair Market Value on the date of exercise (or by delivering a certification or attestation of ownership of such Shares);

(iii) with the approval of the Committee, Restricted Shares held by the Grantee, with each Share valued at the Fair Market Value of a Share on the date of exercise; or

(iv) subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7.

Stock Appreciation Rights and Limited Stock Appreciation Rights

7.1  Issuance.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. Any SAR related to a non-qualified Option (i.e., an Option that is not intended to be an Incentive Stock Option) may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Limited Stock Appreciation Rights to any Eligible Person either alone or in addition to other Awards granted under the Plan. Each Limited Stock Appreciation Right shall be identified with a Share subject to an Option or SAR held by the Grantee, which may include an Option or SAR previously granted under the Plan. Upon the exercise, expiration, termination, forfeiture or cancellation of the Option or SAR with which an Limited Stock Appreciation Right is identified, such Limited Stock Appreciation Right shall terminate.

7.2  Award Agreements.  Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee; provided that no SAR grant shall have a term of more than ten (10) years from the date of grant of the SAR.

7.3  Grant Price.  The grant price of an SAR shall be determined by the Committee in its sole discretion; provided that the grant price shall not be less than the lesser of 100% of the Fair Market Value of a Share on the date of the grant of the SAR, or the Option Price under the non-qualified Option to which the SAR relates.

7.4  Exercise and Payment.

(i) Upon the exercise of SARs, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying: (A) the excess of the Fair Market Value of a Share on the date of exercise over 100% of the Fair Market Value of a Share on the Grant Date of the SAR (or such higher strike price as specified in the Award Agreement), by (B) the number of Shares with respect to which the SAR is exercised; provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. The Fair Market Value of a Share on the Grant Date and date of exercise of SARs shall be determined in the same manner as the Fair Market Value of a Share on the date of grant of an Option is determined. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. Unless the Award Agreement provides otherwise, the Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of an SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(ii) The provisions of this Section 7.4(ii) shall apply to a Limited Stock Appreciation Right except as otherwise provided in the Award Agreement. Each Limited Stock Appreciation Right shall automatically be exercised upon a Termination of Affiliation on account of a Change of Control. The exercise of a Limited Stock Appreciation Right shall result in the cancellation of the Option or SAR with which such Limited Stock Appreciation Right is identified, to the extent of such exercise. Within 10 business days after the exercise of a Limited Stock Appreciation Right, the Company shall pay to the Grantee, in cash, an amount equal to the difference between (A) the Fair Market Value of a Share on the exercise date; minus (B) either (i) in the case of a Limited Stock Appreciation Right identified with an Option, the Option Price of such Option or (ii) in the case of a Limited Stock Appreciation Right identified with an SAR, the strike price of such SAR.

7.5  Grant Limitations.  The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

Article 8.

Restricted Shares and Restricted Share Units

8.1  Grant of Restricted Shares and Restricted Share Units.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares and Restricted Share Units to any Eligible Person in such amounts as the Committee shall determine.

8.2  Award Agreement.  Each grant of Restricted Shares and Restricted Share Units shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares or Restricted Share Units granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares and Restricted Share Units granted pursuant to the Plan as it may deem advisable, including, but not limited to, restrictions based upon the achievement of specific performance goals, time-based restrictions, time-based restrictions following the attainment of the performance goals, and/or restrictions under applicable securities laws.

8.3  Consideration for Restricted Shares.  The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, which shall be (except with respect to Restricted Shares that are treasury shares) at least the Minimum Consideration for each Restricted Share. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

8.4  Effect of Forfeiture of Restricted Shares.  If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5  Restricted Shares Book Entry, Escrow, Certificate Legends.  The Committee may provide that Restricted Shares be held in book entry with the transfer agent until there is a lapse of the Period of Restriction with respect to such Restricted Shares and certificates are issued or until such Restricted Shares are forfeited, or the Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 9.

Performance Units and Performance Shares

9.1  Grant of Performance Units and Performance Shares.  Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2  Value/Performance Goals.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(i) Performance Unit.  Each Performance Unit may be denominated in cash and shall have an initial value that is established by the Committee at the time of grant.

(ii) Performance Share.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3  Earning and Form and Timing of Payment of Performance Units and Performance Shares.  After the applicable Performance Period has ended, the amount earned by the Grantee shall be based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance- Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

The settlement of Performance Units or Performance Shares shall be in Shares, unless at the discretion of the Committee and as set forth in the Award Agreement, settlement is to be in cash or in some combination of cash and Shares.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period; provided, however, no such action may be taken by the Committee with respect to an Award if the Grantee is or becomes or is anticipated to become a Covered Employee if such action would disqualify the Award from the Performance-Based Exception.

Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the latest to occur of (a) the vesting event, or (b) the determination of the level of achievement of the performance goals for the applicable Performance Period; provided, however, payment may be deferred to a later date in accordance with a deferral rule, policy or procedure established pursuant to Article 15. The Committee may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination thereof). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned, but not yet delivered to the Grantee.

Article 10.

Bonus Shares

Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee. The terms of such Bonus Shares shall be set forth in the Award Agreement pertaining to the grant of the Award.

Article 11.

Deferred Stock

11.1  Grant of Deferred Stock.

(i) Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person, in such amount and upon such terms as the Committee shall determine, including the conditions under such Deferred Stock will vest.

(ii) In addition, if and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and consistent with and not in violation of Code Section 409A and such rules and procedures adopted by the Committee, to receive all or any portion of his salary and/or bonus in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary and/or cash bonus to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary or bonus would otherwise be paid in cash.

11.2  Delivery and Limitations.  Delivery of Shares will occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee. A Grantee awarded Deferred Stock will have no voting rights with respect to such Deferred Stock. Except to the extent provided otherwise in the Award Agreement, a Grantee will have the rights to receive Dividend Equivalents in respect of Deferred Stock, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock.

Article 12.

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

Article 13.

Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan including Shares awarded which are not subject to any restrictions or conditions and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 14.

Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Article 15.

Deferrals

The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, or the grant of Bonus Shares. If any such deferral is required or permitted, such deferral shall be in accordance with applicable rules, policies and/or procedures established by the Committee, including, but not limited to, the Code Section 409A Rules and Policies. Except as otherwise provided in the Award Agreement or pursuant to applicable Grantee elections, and subject to the Code Section 409A Rules and Policies, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Affiliation.

Article 16.

Amendment, Modification, and Termination

16.1  Amendment, Modification, and Termination.  Subject to Section 16.3, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that any amendment or alteration shall be subject to the approval of the Company’s stockholders if (a) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (b) the Board, in its discretion, determines to submit such amendments or alterations to stockholders for approval. The Board may delegate to the Committee any or all of the authority of the Board under this Section 16.1.

16.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of the Performance-Based Exception.

16.3  Awards Previously Granted.  Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 17.

Withholding

17.1  Required Withholding.

(i) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Deferred Stock, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state, local and foreign taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(A) payment of an amount in cash equal to the amount to be withheld;

(B) delivering part or all of the amount to be withheld in the form of Shares valued at their Fair Market Value on the Tax Date;

(C) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Shares or Restricted Share Units, upon the transfer of Deferred Stock, or upon the payment of a Performance Shares Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(D) withholding from any compensation otherwise due to the Grantee.

The maximum amount of tax withholding with respect to any Awards to be satisfied by withholding Shares upon the Tax Date pursuant to clause (C) above shall not exceed the minimum statutory amount of taxes, including FICA taxes, required to be withheld under federal, state, local and foreign law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares or delivery of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(ii) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(vi)) or an election under Section 83(b) of the Code shall remit to the Company, and the Company shall have the right to withhold, an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (i).

17.2  Notification under Code Section 83(b).  If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 18.

Additional Provisions

18.1  Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

18.3  Severability.  If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.4  Requirements of Law.  The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

18.5  Securities Law Compliance.

(i) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(ii) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6  No Rights as a Stockholder.  No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.7  Nature of Payments.  Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

18.8  Non-Exclusivity of Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.9  Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

18.10  Share Certificates.  All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

18.11  Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

18.12  Affiliation.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.

18.13  Participation.  No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.14  Military Service.  Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended, supplemented or replaced from time to time.

18.15  Construction.  The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

18.16  Headings.  The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.17  Obligations.  Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

18.18  Stockholder Approval.  All Awards granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.

KANSAS CITY SOUTHERN

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 a.m., Central Time, on October 7, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ksu • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Proposal — The Board of Directors recommends a vote FOR Proposal 1.

		For	Against	Abstain

1.	To approve the Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”).	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — KANSAS CITY SOUTHERN

SPECIAL MEETING OF SHAREHOLDERS — October 7, 2008
This proxy is solicited by the Board of Directors.
Robert J. Druten, Michael R. Haverty and Thomas A. McDonnell, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Special Meeting of Stockholders to be held on October 7, 2008, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Special Meeting.
This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” proposal 1.
This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated September 5, 2008, receipt of which is hereby acknowledged.
(Continued, and to be signed on reverse side)

KANSAS CITY SOUTHERN

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 a.m., Central Time, on October 3, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ksu • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Special Meeting Voting Instructions Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Proposal — The Board of Directors recommends a vote FOR Proposal 1.

		For	Against	Abstain

1.	To approve the Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”).	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Special Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Voting Instruction Card — KANSAS CITY SOUTHERN

SPECIAL MEETING OF SHAREHOLDERS — October 7, 2008
This voting instruction card is solicited by the Trustee.
I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern (“KCS”) held by the Trustee and allocated to my account shall be exercised at the Special Meeting of Stockholders to be held on October 7, 2008, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Special Meeting and matters incidental to such meeting. This voting instruction card, when properly executed, will be voted as directed, or if no choice is specified, such card will be voted “For” proposal 1.
If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.
CONFIDENTIAL VOTING INSTRUCTIONS TO CHARLES SCHWAB TRUST COMPANY AS TRUSTEE UNDER THE (1) KANSAS CITY SOUTHERN 401(K) AND PROFIT SHARING PLAN, (2) KANSAS CITY SOUTHERN EMPLOYEE STOCK OWNERSHIP PLAN OR (3) GATEWAY WESTERN RAILWAY UNION 401(K) PLAN.
(Continued, and to be signed on reverse side)

KANSAS CITY SOUTHERN

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

A	Proposal — The Board of Directors recommends a vote FOR Proposal 1.

	For	Against	Abstain

1. To approve the Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”).	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy —KANSAS CITY SOUTHERN

SPECIAL MEETING OF SHAREHOLDERS — October 7, 2008
This proxy is solicited by the Board of Directors.
Robert J. Druten, Michael R. Haverty and Thomas A. McDonnell, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Special Meeting of Stockholders to be held on October 7, 2008, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Special Meeting.
This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” proposal 1.
This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated September 5, 2008, receipt of which is hereby acknowledged.
(Continued, and to be signed on reverse side)